Exhibit 10.1

EXECUTION VERSION

MASTER LETTER AGREEMENT

April 24, 2020

American Life & Security Corp.

2900 S. 70th Street

Suite 400

Lincoln, NE 68506

Attention: Michael Salem and Mike Minnich

Email: [Redacted]

Email: [Redacted]

Seneca Reinsurance Company, LLC

c/o Amethyst Captive Insurance Solutions

126 College Street, Suite 300

Burlington VT 05401

Email: [Redacted]

Email: [Redacted]

Email : [Redacted]

This letter agreement (this “Agreement”), effective as of April 24, 2020 (the “Effective Date”), sets forth certain agreements of American Life & Security Corp. (“ALSC”), Seneca Reinsurance Company, LLC (“Seneca Re”) and Crestline Management, L.P. (“Crestline”) (each, a “Party” and collectively the “Parties”) in respect of the documents appended in Appendix A and the assets to be listed in Appendix B. For good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties hereby agree as follows:

1.   Appendix-A Agreements

(a)       Included in Appendix A are the following forms of agreements (the “Appendix-A Agreements”):

A-1	Flow Letter Agreement
A-2	Coinsurance Agreement
A-3	Trust Agreement
A-4	Investment Management Agreement
A-5	Trust Investment Management Agreement

(b)       Promptly following the Effective Date, ALSC and Seneca Re shall submit to the Nebraska Department of Insurance (the “NDOI”) and the Vermont Department of Financial Regulation (the “VDFR”), respectively, all required applications and other filings necessary for such Parties to enter into the Appendix-A Agreements. Crestline shall have a reasonable opportunity to review and comment upon all such regulatory filings. No statements or information concerning Crestline or its affiliates, partners, members, officers or directors shall be submitted to the NDOI or the VDFR without Crestline’s prior written consent. Following the submission of such applications and other filings, the Parties shall endeavor to obtain such approvals and non-disapprovals as promptly as possible.

(c)        The Parties agree to execute, and to cause the applicable incorporated cell of Seneca to execute, by their duly authorized signatories, the Appendix-A Agreements promptly upon receipt by ALSC of a notice of approval or non-disapproval by the NDOI and the VDFR, except that no Party shall be required to enter into an Appendix-A Agreement if the NDOI and/or VDFR requires, as a condition to granting its approval or non-disapproval, any change to such Appendix-A Agreement that imposes a condition that a Party considers to be materially adverse to such Party (a “Material Regulator Required Change”). If the Parties enter into the Appendix-A Agreements, the “Effective Date” of the Coinsurance Agreement will be the Effective Date of this Agreement.

(d)       In the event of a Material Regulator Required Change, the Parties shall endeavor to reach a negotiated resolution. If (i) no resolution is reached within thirty (30) days from the date the NDOI and/or VDFR provides notice of the Material Regulator Required Change, then the objecting Party shall be relieved of the obligation to enter into the Appendix-A Agreements or (ii) all approvals and non-disapprovals required to be obtained from the NDOI and the VDFR have not been obtained within ninety (90) days after the Effective Date of this Agreement, then each Party shall be relieved of the obligation to enter into the Appendix-A Agreements (each of clause (i) and (ii), a “Special Termination”). The Party electing to not enter into the Appendix- A Agreements shall provide notice to the other Parties that it chooses to terminate the relationships established under this Agreement.

(e)        At the request of Crestline, but subject to the written consent of ALSC (such consent not to be unreasonably withheld, delayed or conditioned), the Parties shall novate the Appendix-A Agreements from Seneca Re, or an incorporated cell thereof, to a reinsurance company established by Crestline and domiciled in the Cayman Islands. The Parties acknowledge and agree that such novation may require the approval or non-disapproval of the NDOI and/or the VDFR and, accordingly, if Crestline requests that the novation occur, ALSC and Seneca Re shall promptly submit to NDOI and VDFR all required applications and other filings necessary for the novation to occur and shall endeavor to obtain such approvals and non- disapprovals as promptly as possible

2.    The Appendix-B Account

(a)        Promptly following the execution of this Agreement, Crestline shall transfer to ALSC, for deposit into a segregated account established by ALSC (the “Appendix-B Account”), the sum of [Redacted] (which may be in-kind through the transfer of Permitted Assets (as defined below)). For purposes of this Agreement, “Escrowed Amount” means, as of any date of determination, [Redacted] multiplied by (A) divided by (B), where (A) is the aggregate Statutory Carrying Value of the assets held in the Appendix-B Account as of such date and (B) is the sum of the Statutory Carrying Value of each such asset as of the date of deposit thereof into the Appendix-B Account. The Parties acknowledge and agree that ALSC shall hold the Escrowed Assets in an escrow capacity and not in an ownership capacity. For purposes of this Agreement, “Permitted Assets” means assets which conform to the Investment Guidelines set

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forth in the Transitional Investment Management Agreement (as defined below). For purposes of this Agreement, “Escrowed Assets” means a pro rata allocation of each asset held in the Appendix-B Account resulting from the Escrowed Amount divided by the aggregate Statutory Carrying Value of the assets held in the Appendix-B Account as of such date.

(b)       From time to time following the Effective Date of this Agreement, ALSC shall purchase Permitted Assets identified by Crestline up to the Appendix-B Investment Cap and such assets shall be held in the Appendix-B Account. The “Appendix-B Investment Cap” shall be the lesser of (i) [Redacted] and (ii) the sum of [Redacted] of MYGA premiums and [Redacted] of FIA premiums received by ALSC over the two-month period commencing on the Effective Date of this Agreement. Such purchases shall occur from time to time promptly following the issuance by ALSC of such MYGA and FIA policies. The MYGA and FIA policies to be so issued shall be those that would have satisfied clause (ii) of the definition of “Reinsured Policies” as set forth in the Coinsurance Agreement had the Coinsurance Agreement been in effect on the Effective Date.

(c)        Permitted Assets held in the Appendix-B Account shall be listed by ALSC in Appendix B (by amount and CUSIP number), which shall be updated and transmitted to Crestline promptly following each purchase.

(d)       The Appendix-B Account shall be credited with all cash and accrued income received on each asset held therein, and the balance of the Appendix-B Account shall be reduced by all payments, commissions, allowances and other charges that would be applied as if the Coinsurance Agreement appended in Appendix A-2 were in effect as of the Effective Date of this Agreement and the Appendix-B Account were both the Funds Withheld Account and ModCo Deposit Account established thereunder. For the avoidance of doubt, the balance of the Appendix-B Account at any time shall be equal to the sum of (i) that amount which would be the sum of the balances of the Funds Withheld Account and ModCo Deposit Account if the Coinsurance Agreement appended in Appendix A-2 were in effect as of the Effective Date of this Agreement (disregarding any transfers from the Funds Withheld Account and the ModCo Deposit Account to the Trust that would have occurred pursuant to the Coinsurance Agreement) with the settlements in Section 7.03 of the Coinsurance Agreement occurring on each day, plus

(ii) the Escrowed Amount.

(e)        Concurrently with the execution of this Agreement, ALSC and Crestline are entering into an investment management agreement in the form attached at Appendix A-6 (the “Transitional Investment Management Agreement”). The assets in the Appendix-B Account shall be invested in accordance with the Transitional Investment Management Agreement. In connection with the Transitional Investment Management Agreement, Crestline intends to appoint Good Hill Partner LP as a sub-advisor to manage a portion of the assets held in the Appendix-B Account.

3.    Transfers from the Appendix-B Account

(a)        If the Parties enter into the Appendix-A Agreements, then:

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(i)         ALSC shall release the Escrowed Assets in the Appendix-B Account to Crestline or an affiliate thereof for immediate deposit into the Trust;

(ii)        ALSC shall calculate the “Initial Settlement Amount” due under the Coinsurance Agreement;

(iii)      ALSC shall transfer assets from the Appendix-B Account to the Funds Withheld Account and/or ModCo Deposit Account having a Statutory Carrying Value equal to the Initial Settlement Amount as calculated pursuant to clause (ii) above, which transfer shall constitute the payment of the Initial Settlement Amount for purposes of the Coinsurance Agreement; and

(iv)       to the extent any assets remain in the Appendix-B Account after giving effect to clause (iii) above, such remaining assets shall be retained by ALSC or transferred to Crestline, as applicable, to the extent such remaining assets are properly allocable to such Party in accordance with Section 2(d) of this Agreement.

“Statutory Carrying Value” means the carrying value amount permitted to be carried by ALSC as an admitted asset consistent with Nebraska Statutory Accounting Principles in its statutory financial statements.

(b)       If a Special Termination occurs, then:

(i)         ALSC shall transfer the Escrowed Assets from the Appendix-B Account to Crestline; and

(ii)        ALSC shall retain all other assets in the Appendix-B Account.

4.   Representations and Warranties.

Each Party hereby represents and warrants to the other Parties as follows:

(a)       Organization and Qualification. Such Party is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of domicile and has all requisite corporate power and authority to operate its business as now conducted, and is duly qualified as a foreign corporation to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for failures to be so qualified or be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on such Party’s ability to perform its obligations under this Agreement.

(b)       Authorization. Such Party has all requisite corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under, this Agreement. The execution and delivery by such Party of this Agreement, and the

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consummation by such Party of the transactions contemplated by, and the performance by such Party of its obligations under, this Agreement have been duly authorized by all requisite corporate action on the part of such Party. This Agreement has been duly executed and delivered by such Party, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws relating to or affecting creditors’ rights generally and to general principles of equity..

(c)       No Conflict. The execution, delivery and performance by such Party of, and the consummation by such Party of the transactions contemplated by, this Agreement do not and will not (i) violate or conflict with the organizational documents of such Party, (ii) conflict with or violate any Law or Permit (as defined below) of any Governmental Entity applicable to such Party or by which it or its properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration or cancellation of, any agreement, lease, note, bond, loan or credit agreement, mortgage, indenture or other instrument, obligation or contract of any kind to which such Party or any of its subsidiaries is a party or by which such Party or any of its subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (iii), any such conflicts, violations, breaches, loss of contractual benefits, defaults or rights that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on such Party’s ability to perform its obligations under this Agreement. “Permit” means any license, certificate of authority or other similar certificate, registration, franchise, permit, approval or other similar authorization issued by a Governmental Entity.

5.   Remedies and Waiver.

All remedies of any Party are cumulative. Failure of any Party to exercise any right, privilege, power or remedy at law or in equity, or in existence by virtue of this Agreement or to otherwise insist upon strict compliance with any of the terms, provisions and conditions of this Agreement, or the obligations of any other Party, will not constitute a waiver of such right, privilege, power, remedy, term, provision, condition, or obligation. Moreover, the failure of any Party to enforce any part of this Agreement shall not be deemed to be an act of ratification or consent. No prior transactions or dealings between or among the Parties shall be deemed to establish any custom or usage waiving or modifying any provision of this Agreement.

6.   Amendments.

This Agreement may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parties, and any such waiver, amendment or modification that is not agreed to in writing by the Parties shall be null and void ab initio.

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7.   Notices.

(a)       All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email with PDF attachment, as follows:

(i)         if to ALSC, to:

American Life & Security Corp. 2900 S. 70th Street

Suite 400

Lincoln, NE 68506

Attention: Michael Salem and Mike Minnich Email: [Redacted]

Email: [Redacted]

(ii)        if to Seneca Re, to:

Seneca Reinsurance Company, LLC

c/o Amethyst Captive Insurance Solutions 126 College Street, Suite 300

Burlington VT 05401

Email: [Redacted]

Email: [Redacted]

Email: [Redacted]

(iii)      if to Crestline, to:

Crestline Management, L.P. 201 Main Street Suite 1900 Fort Worth Texas 76102 Attention: John Cochran

Email: [Redacted]

(b)       Any Party may change its address (street or email) for notices and other communications hereunder by written notice to the other Parties. All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

8.   Third-Party Beneficiaries.

It is expressly agreed that nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person other than the Parties, their respective successors and assigns permitted hereby, any legal or equitable right, remedy or claim under or by reason of this Agreement.

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9.   Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party without the prior written consent of each of the non-assigning Parties, and any such assignment that is not agreed to in writing by such other Parties shall be null and void ab initio.

10. Integration; Effectiveness.

This Agreement constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

11. Severability.

If any provision of this Agreement is held to be invalid, illegal or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Governing Law; Jurisdiction; Consent to Service of Process.

(a)       This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without regard to any principles of conflicts of law thereof that are not mandatorily applicable by Law and would permit or require the application of the Laws of another jurisdiction.

(b)       Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)       Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)       Each Party irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

(e)       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13. Headings.

Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

14. Mutual Drafting.

This Agreement has been drafted with input from and the participation by all Parties, and as such no drafting presumption or construction shall be applied to the any Party.

15. Counterparts; Signatures.

This Agreement may be executed in counterparts, with each counterpart constituting an original and all of such counterparts constituting but one and the same instrument, and facsimile and/or electronic signatures shall be deemed originals. Signatures may be exchanged by facsimile or by an email scanned PDF signature page. Each Party agrees that it will be bound by its own facsimiled or PDF-scanned or electronic signature and that it accepts such signatures of the other Parties.

[Remainder of page intentionally left blank. Signature pages to follow.]

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Very truly yours,

CRESTLINE MANAGEMENT, L.P.
By:	Crestline Investors, Inc., its General Partner

By:	/s/ John S. Cochran
	Name:	John S. Cochran
	Title:	Vice President

[Signature Page to Master Letter Agreement]

ACCEPTED AND AGREED:
AMERICAN LIFE & SECURITY CORP.

By:	/s/ Mike Minnich
	Name:	Mike Minnich
	Title:	President

ACCEPTED AND AGREED:
SENECA REINSURANCE COMPANY. LLC

By:	/s/ A. Michael Salem
	Name:	A. Michael Salem
	Title:	Director

[Signature Page to Master Letter Agreement]

APPENDIX A-1

Flow Letter Agreement

FILING VERSION

LETTER AGREEMENT

[•], 2020

American Life & Security Corp. 2900 S.

70th Street

Suite 400

Lincoln, NE 68506

Attention: Michael Salem and Mike Minnich

Email: [Redacted]

Email: [Redacted]

Midwest Holdings Inc.

[•]

Attention: [•]

Email: [•]

This letter agreement (this “Agreement”) sets forth the agreements of American Life & Security Corp. (“ALSC”), Midwest Holding Inc. (“MWH”) and Crestline Management, L.P. (“Crestline”) (collectively the “Parties”) with regard to a flow annuity reinsurance and related asset management arrangement. The Parties hereby agree as follows:

Section 1.        Flow Reinsurance Two-Way Commitment

(a)       During the Commitment Period (as defined below), ALSC shall cede to the Initial Crestline Reinsurer (as defined below) and one or more other reinsurers formed by Crestline from time to time (collectively, “Crestline Reinsurers”), and Crestline shall cause the Crestline Reinsurers to reinsure, a quota share percentage of [Redacted] (the “Quota Share”) of liabilities of ALSC arising under multi-year guaranteed annuity and fixed-index annuity contracts to be issued by ALSC (collectively “Annuity Contracts”). In furtherance of the foregoing, [on the date hereof], ALSC and CL Seneca, an incorporated cell of Seneca Reinsurance Company, LLC (the “Initial Crestline Reinsurer”) shall enter into the Funds Withheld Coinsurance and Modified Coinsurance Agreement substantially in the form attached hereto at Exhibit A (the “Initial Reinsurance Agreement”) together with the related transaction documents contemplated to be entered into in connection with the Initial Reinsurance Agreement.

(b)       The terms of the reinsurance agreements to be entered into between ALSC and other Crestline Reinsurers from time to time (together with the Initial Reinsurance Agreement, the “Reinsurance Agreements”) shall be substantially similar to the terms of the Initial Reinsurance Agreement (except that the crediting rates, pricing and other economic terms in respect of the Annuity Contracts will vary based on market conditions), except for such changes as are reasonably agreed among the Parties. If ALSC desires to cede to Crestline Reinsurers any multi-year guaranteed annuity or fixed-index annuity contracts issued by ALSC before the date of this Agreement, such reinsurance shall be on terms reasonably acceptable to ALSC and Crestline, and the form of Reinsurance Agreement shall include such additional representations, warranties and covenants as are customary and appropriate for the cession of inforce business.

(c)        ALSC’s obligation to continue to cede the Quota Share of newly issued Annuity Contracts to the Crestline Reinsurers, and Crestline’s obligation to continue to cause Crestline Reinsurers to accept and reinsure such risks, shall expire on the third (3rd) anniversary of the date of this Agreement (such three-year period, as may be modified as set forth below in this Section 1, the “Commitment Period”). The Commitment Period shall be automatically extended for successive one-year periods unless ALSC or Crestline notifies the other Party of its election to not extend the Commitment Period for such additional period, with such notice provided at least one hundred eighty (180) calendar days prior to the commencement of a such additional one-year period. Each Reinsurance Agreement with each Crestline Reinsurer, if required by applicable law, will be subject to non-disapproval by the Nebraska Department of Insurance (the “NDOI”) on Form D, except that neither ALSC nor such Crestline Reinsurer shall be required to enter into such Reinsurance Agreement if the NDOI requires, as a condition to granting its approval or non-objection to such Reinsurance Agreement, any change to such Reinsurance Agreement or any agreement related thereto, or imposes any other condition, that, in each case, ALSC or Crestline considers to be materially adverse to such Party (or in the case of Crestline, would be materially adverse to the applicable Crestline Reinsurer).

(d)       Notwithstanding Section 1(c), the Commitment Period shall expire as follows:

(i)         if ALSC at any time (including, for the avoidance of doubt, during the initial three years of the Commitment Period) offers rates on newly issued Annuity Contracts that are ≥[Redacted] higher than the average of the two highest crediting rates offered by Comparable Annuity Issuers with respect to MYGA policies of the same term offered by them in one or more states in the United States (under an approved rate and form in that state), then Crestline, in its sole discretion, shall be permitted, on not less than ten (10) days’ prior written notice to ALSC, to immediately terminate the Commitment Period. In such circumstance, the Commitment Period shall expire on the effective date specified in Crestline’s written notice. “Comparable Annuity Issuer” shall mean, as of any date of determination, a life and annuity insurer that as of such date (i) is domiciled and licensed in an NAIC-accredited jurisdiction and (ii) has been assigned a credit rating by AM Best that is no lower than B+.

(ii)        if ALSC and Crestline cannot agree on those terms of a Reinsurance Agreement that are subject to negotiation with each new Reinsurance Agreement, including but limited to: pricing and economic terms; investment guidelines; leverage measure; and required capital to be held by the applicable Crestline Reinsurer;

(iii)       if the credit rating assigned to ALSC by A.M. Best is lower than “B+”, then Crestline, in its sole discretion, shall be permitted, on not less than ten

(10) days’ prior written notice to ALSC, to immediately terminate the

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Commitment Period. In such circumstance, the Commitment Period shall expire on the effective date specified in Crestline’s written notice.

(iv)       ALSC or Crestline shall be permitted to terminate the Commitment Period for Cause, in which case the Commitment Period shall expire effective immediately on written notice to the other Party. “Cause” means:

(A)  in the case of termination by Crestline, conduct by ALSC or MWH that constitutes fraud, bad faith, gross negligence or willful misconduct under this Agreement, any Reinsurance Agreement or any other agreement entered into between Crestline on the one hand and MWH and/or ALSC or any of their affiliates on the other hand as finally adjudicated pursuant to the dispute resolutions hereunder or thereunder, as applicable; and

(B)  in the case of termination by ALSC, one or more of the conditions giving rise to ALSC’s right to recapture business ceded under any Reinsurance Agreement has occurred (regardless of whether ALSC has exercised its right to recapture).

(v)        upon thirty (30) days’ written notice by ALSC or Crestline following the receipt of a written order, judgment, decree, decision or ruling of the Nebraska Department of Insurance requiring the termination of this Agreement and the Reinsurance Agreements and the transactions contemplated hereby and thereby.

(e)        If the Commitment Period expires for any reason, each Reinsurance Agreement entered into prior to the expiration of the Commitment Period (unless such Reinsurance Agreement shall have previously been recaptured in accordance with its terms) and each agreement entered into in connection therewith shall remain in full force and effect, subject to their respective terms and conditions including the obligation under any such Reinsurance Agreement to continue to reinsure new business to the related Crestline Reinsurer.

(f)        Crestline acknowledges that ALSC is relying on the availability of Crestline’s funding, and ALSC acknowledges that Crestline is relying on the availability of ALSC’s capacity and distribution network, to be provided under the Reinsurance Agreements. Accordingly, both Parties will act in good faith to resolve any differences that may arise in the negotiation of specific terms applicable to each Reinsurance Agreement and will not act intentionally to undermine or circumvent the execution of such Reinsurance Agreements during the Commitment Period. To the extent the provisions of this Section 1(f) conflict with the provisions of Section 1(b), the provisions of Section 1(b) shall control.

(g)       At any time upon not less than six (6) months’ prior notice, Crestline may request to increase its Quota Share under Reinsurance Agreements to up to [Redacted] and ALSC shall consider such request in good faith.

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Section 2.         Third Party Investment Management

(a)        MWH and Crestline agree that during the Commitment Period they intend to enter into a referral arrangement pursuant to which MWH, directly, or through its affiliate, 1505 Capital LLC (“1505 Capital”), will introduce potential advisory clients, including potential reinsurance companies (each, a “Prospect”) to Crestline (the “Referral Arrangement”). MWH and Crestline agree that such Referral Arrangement is intended to comply with Rule 206(4)-3 (the “Solicitation Rule”) under the Investment Advisers Act of 1940 (the “Advisers Act”), and will be memorialized in a separate written agreement that shall include commercially reasonable representations and warranties, indemnification, and other provisions.

(b)       MWH and Crestline agree in principle that in consideration of MWH and/or 1505 Capital providing the services under the Referral Arrangement, Crestline shall pay or cause to be paid to MWH, or to 1505 Capital, a fee with respect to each Prospect that enters into an investment management agreement with Crestline during the Commitment Period, in an amount equal to (each a “Referral Fee”):

(i)        [Redacted] of the base asset management fee (i.e., excluding any promote fee, performance fee, or carried interest) received by Crestline under such investment management agreement in the case of a Non-Reinsurer Referral. A “Non-Reinsurer Referral” is an investor that invests in a Crestline managed fund or account outside the context of a reinsurance agreement related to ALSC or its affiliates.

(ii)       [Redacted] of the total asset management fee (including any promote fee, performance fee, or carried interest) received by Crestline under such investment management agreement in the case of an MWH Arranged Reinsurer. An “MWH Arranged Reinsurer” is a situation in which there is a reinsurance agreement and both (A) the funds in the modified coinsurance account, funds withheld account or other collateral account, and (B) the capital held by the reinsurer, are managed by Crestline and are from MWH or ALSC, or sources introduced by MWH or ALSC.

(iii)      [Redacted] of the total asset management fee (including any promote fee, performance fee, or carried interest) received by Crestline with respect to any Warehoused Assets under such investment management agreement in the case of a Crestline Arranged Reinsurer. A “Crestline Arranged Reinsurer” is a situation in which there is a Reinsurance Agreement and (A) funds in the modified coinsurance account, funds withheld account or other collateral account which is managed by Crestline are from MWH, ALSC, or sources introduced by either of them, and (B) the capital held by the Reinsurer is from a source or sources introduced by Crestline. “Warehoused Asset” means any asset originated or sourced by Crestline that is acquired by MWH, ALSC or any affiliate thereof with the intention of depositing such asset into such modified coinsurance account, funds withheld account or other collateral account.

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MWH and Crestline acknowledge and agree that the separate written agreement memorializing the Referral Arrangement will provide further clarification regarding the calculation and payment of Referral Fees, including a provision that no Referral Fees may be paid that would cause Crestline to violate the Solicitation Rule, the Advisers Act, or any other rules thereunder, or any rules, regulations or policies applicable to the relevant Prospect, and in the event of any conflict between the provisions of such separate written agreement and this Agreement, such separate written agreement shall control.

(c)        MWH and Crestline intend that the expiration of the Commitment Period shall not affect the respective rights and obligations of MWH and Crestline with respect to unpaid Referral Fees, if any, that (i) have accrued before expiration of the Commitment Period or (ii) arise after expiration of the Commitment Period with regard to those Prospects that shall have entered into investment management agreements with Crestline during the Commitment Period; provided, however, that MWH shall have no right to unpaid Referral Fees attributable to periods after the end of the Commitment Period if Crestline terminates the Commitment Period pursuant to clause (iii) of Section 1(c) of this Agreement.

(d)       MWH and ALSC understand and acknowledge that (i) Crestline may, in its sole discretion, accept or reject, in whole or in part, any Prospect referred to Crestline and (ii) the Referral Arrangement will be entered into on a non-exclusive basis, and Crestline is permitted in its sole discretion to, at any time and from time to time, appoint other persons to provide similar services to Crestline, and MWH shall not entitled to any Referral Fee or other compensation with respect to any activities conducted by any such other persons.

(e)        To the extent the Crestline and MHW jointly develop any intellectual property for risk management or similar purposes which is utilized for managing the risks associated with investments hereunder, the Crestline and MHW will work together in good faith to assign such intellectual property to a shared entity or repository and shall have the rights to use such intellectual property as they determine.

Section 3.         MWH and ALSC Investment in Crestline-Originated Assets

(a)        During the Commitment Period, MWH and ALSC shall reasonably consider investing in the following investments, as presented by Crestline to MWH and ALSC from time to time: (i) investment assets originated and underwritten by Crestline or its affiliates, including direct lending assets, that are offered to MWH and ALSC and to other potential investors (“Crestline-Originated Assets”) and (ii) investment assets that are originated and underwritten by Crestline or its affiliates specifically for MWH and/or ALSC and are not intended to be held in an investment fund (“Crestline-Originated Unique Assets”).

(b)       If MWH and/or ALSC elect to invest in Crestline-Originated Assets, the amount of fees they shall owe to Crestline shall be set at a rate equal to the aggregate rate of fees and other charges (including management fees) Crestline charges to other investors in such assets

5

(the “Fee Rate”), and Crestline will not charge MWH and/or ALSC a separate management fee in connection therewith.

(c)         If MWH and/or ALSC elect to invest in Crestline-Originated Unique Assets, the amount of fees they shall owe to Crestline shall be set at a rate equal to the Fee Rate and, in addition, they shall owe Crestline a one-time upfront due diligence fee (expected to be built into cost basis of MWH and/or ALSC) computed based on marketed fees to investors as agreed between MWH and/or ALSC (as applicable) and Crestline.

(d)       Any investment by MWH and/or ALSC in Crestline-Originated Assets and/or Crestline-Originated Unique Assets shall be effected in accordance with applicable Law (including applicable securities law compliance) and pursuant to definitive documents containing customary terms and conditions. “Law” means any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any foreign, federal, state, local or other governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof or any self-regulatory body or arbitral body or arbitrator (each a “Governmental Entity”).

Section 4.        Representations and Warranties. Each Party hereby represents and warrants to the other Parties as follows:

(a)        Organization and Qualification. Such Party is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of domicile and has all requisite corporate power and authority to operate its business as now conducted, and is duly qualified as a foreign corporation to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for failures to be so qualified or be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on such Party’s ability to perform its obligations under this Agreement.

(b)        Authorization. Such Party has all requisite corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under, this Agreement. The execution and delivery by such Party of this Agreement, and the consummation by such Party of the transactions contemplated by, and the performance by such Party of its obligations under, this Agreement have been duly authorized by all requisite corporate action on the part of such Party. This Agreement has been duly executed and delivered by such Party, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws relating to or affecting creditors’ rights generally and to general principles of equity..

(c)        No Conflict. The execution, delivery and performance by such Party of, and the consummation by such Party of the transactions contemplated by, this Agreement do not and will not (i) violate or conflict with the organizational documents of such Party, (ii) conflict with or violate any Law or Permit (as defined below) of any Governmental Entity applicable to such Party

6

or by which it or its properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration or cancellation of, any agreement, lease, note, bond, loan or credit agreement, mortgage, indenture or other instrument, obligation or contract of any kind to which such Party or any of its subsidiaries is a party or by which such Party or any of its subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (iii), any such conflicts, violations, breaches, loss of contractual benefits, defaults or rights that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on such Party’s ability to perform its obligations under this Agreement. “Permit” means any license, certificate of authority or other similar certificate, registration, franchise, permit, approval or other similar authorization issued by a Governmental Entity.

Section 5.        Remedies and Waiver. All remedies of any Party are cumulative. Failure of either any Party to exercise any right, privilege, power or remedy at law or in equity, or in existence by virtue of this Agreement or to otherwise insist upon strict compliance with any of the terms, provisions and conditions of this Agreement, or the obligations of any other Party, will not constitute a waiver of such right, privilege, power, remedy, term, provision, condition, or obligation. Moreover, the failure of any Party to enforce any part of this Agreement shall not be deemed to be an act of ratification or consent. No prior transactions or dealings between or among the Parties shall be deemed to establish any custom or usage waiving or modifying any provision of this Agreement.

Section 6.        Amendments. This Agreement may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parties, and any such waiver, amendment or modification that is not agreed to in writing by the Parties shall be null and void ab initio.

Section 7.        Notices.

(a)       All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email with PDF attachment, as follows:

(i)         if to ALSC, to:

American Life & Security Corp. 2900 S. 70th Street

Suite 400

Lincoln, NE 68506

Attention: Michael Salem and Mike Minnich Email: [Redacted]

Email: [Redacted]

(ii)        if to MWH, to:

Midwest Holdings Inc.

7

[•]

Attention: [•]

Email: [•]

(iii)      if to Crestline, to:

Crestline Management, L.P.

[•]

Attention: [•]

Email: [•]

(b)       Any Party may change its address (street or email) for notices and other communications hereunder by written notice to the other Parties. All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 8.        Third-Party Beneficiaries. It is expressly agreed that nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person other than the Parties, their respective successors and assigns permitted hereby, any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 9.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party without the prior written consent of each of the non-assigning Parties, and any such assignment that is not agreed to in writing by such other Parties shall be null and void ab initio.

Section 10.      Integration; Effectiveness. This Agreement constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.      Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.      Governing Law; Jurisdiction; Consent to Service of Process.

(a)       This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without regard to any principles of conflicts of law thereof that are not mandatorily applicable by Law and would permit or require the application of the Laws of another jurisdiction.

(b)       Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern

8

District of New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)       Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 12. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each Party irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

Section 13.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14.      Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 15.      Mutual Drafting. This Agreement has been drafted with input from and the participation by all Parties, and as such no drafting presumption or construction shall be applied to the any Party.

Section 16. Counterparts; Signatures. This Agreement may be executed in counterparts, with each counterpart constituting an original and all of such counterparts constituting but one and the same instrument, and facsimile and/or electronic signatures shall be deemed originals. Signatures may be exchanged by facsimile or by an email scanned PDF signature page. Each Party agrees that it will be bound by its own facsimiled or PDF-scanned or electronic signature and that it accepts such signatures of the other Parties.

[Remainder of page intentionally left blank. Signature pages to follow.]

9

Very truly yours,

CRESTLINE MANAGEMENT, L.P.

By:
Name:
Title:

ACCEPTED AND AGREED:
AMERICAN LIFE & SECURITY CORP.

By:
Name:
Title:

ACCEPTED AND AGREED:
MIDWEST HOLDING INC.

By:
Name:
Title:

[Signature Page to flow Letter Agreement]

APPENDIX A-2

Coinsurance Agreement

FILING VERSION

FUNDS WITHHELD COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

(MYGA and FIA BUSINESS)

between

CL SENECA of SENECA REINSURANCE COMPANY, LLC

and

AMERICAN LIFE & SECURITY CORP.

effective as of [•]

Treaty Number 01

i

(continued)

(continued)

(continued)

		Page

Section 17.11	Successors	40
Section 17.12	Entire Agreement	40
Section 17.13	Severability	41
Section 17.14	Construction	41
Section 17.15	Non-Waiver	41
Section 17.16	Further Assurances	41
Section 17.17	Governing Law	41
Section 17.18	Counterparts	41

FUNDS WITHHELD COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

(MYGA and FIA BUSINESS)

This    FUNDS   WITHHELD    COINSURANCE   and    MODIFIED   COINSURANCE

AGREEMENT (this “Agreement”), effective as of April [24], 2020 (the “Effective Date”), is made by and between American Life & Security Corp., an insurance company organized under the laws of the State of Nebraska (the “Ceding Company”), and CL Seneca (the “Reinsurer”), an incorporated cell of Seneca Reinsurance Company, LLC, a sponsored captive insurance company formed as a limited liability company under the Laws of the State of Vermont.

W I T N E S S E T H:

WHEREAS, the Ceding Company, Seneca Reinsurance Company, LLC and Crestline Management, L.P. have entered into that certain letter agreement, dated as of April 24, 2020 (the “Master Letter Agreement”), pursuant to which (i) the Ceding Company established a segregated account (the “Appendix-B Account”) to hold assets that support the liabilities arising under the MYGA and FIA contracts that the Ceding Company issued in accordance with the Master Letter Agreement and (ii) Crestline Management, L.P. delivered to the Ceding Company funds to support the capital of the Reinsurer, which funds were held by the Ceding Company in the Appendix-B Account, pending transfer in accordance with the Master Letter Agreement;

WHEREAS, subject to the terms, conditions and limitations contained herein, the Ceding Company desires to cede, on a funds withheld coinsurance and modified coinsurance basis1, and the Reinsurer desires to accept, a Quota Share of certain liabilities with respect to certain MYGA and FIA business of the Ceding Company (the “Reinsurance Treaty”);

WHEREAS, the parties have entered into a letter of intent with respect to the Reinsurance

Treaty with an effective date of [•];

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Ceding Company and the Reinsurer hereby agree as follows:

ARTICLE I

GENERAL PROVISIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“3rd Party Actuary” shall initially mean a member of the Academy of Actuaries that meets the Academy of Actuaries Qualifications Standards for issuing an actuarial opinion related to the matters of this Agreement to be mutually agreed-upon by the parties no later than thirty (30)

1 Subject to approval from the Nebraska Department of Insurance, the Accounts will be custody accounts established pursuant to custody agreements and account control agreements and the Reinsurer shall be granted a first priority, perfected security interest in the Accounts and the assets held therein and shall have the rights of a secured party with respect thereto. American Life shall covenant to maintain such security interests for the duration of the Agreement.

calendar days following the Initial Settlement Date but may be replaced by the Ceding Company with the consent of the Reinsurer (such consent not to be unreasonably withheld).

“Accounts” shall mean collectively the ModCo Deposit and the Funds Withheld Account, each one an “Account.”

“Account Adjustment” shall mean a payment made pursuant to Section 7.03(b). “Accounts Balance” shall mean the aggregate of book value the ModCo Deposit Balance and Funds Withheld Account Balance, as of any date of determination, as such book value is determined in accordance with Nebraska SAP.

“Accounts Required Reserves” shall mean Accounts Required Reserves-Funds Withheld plus Accounts Required Reserves-ModCo, as of any date of determination.

“Accounts Required Reserves-Funds Withheld” shall mean an amount equal to the Quota Share of the Net Statutory Reserves times the Funds Withheld Allocation Percentage plus the Asset Reserves for assets included in the Funds Withheld Account, as of any date of determination.

“Accounts Required Reserves-ModCo” shall mean an amount equal to the Quota Share of the Net Statutory Reserves times the ModCo Allocation Percentage plus the Asset Reserves for assets included in the ModCo Deposit, as of any date of determination.

“Action” shall mean (a) any civil, criminal or administrative action, suit, claim, litigation, arbitration or similar proceeding, in each case, before a Governmental Entity, or (b) any investigation or written inquiry by a Governmental Entity other than any examination by a taxing authority, including a tax audit.

“Affiliate” shall mean, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person, and the term “Affiliated” shall have a correlative meaning. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing. For the avoidance of doubt, the Ceding Company and the Reinsurer shall not be deemed “Affiliates” for purposes of this Agreement.

“Agreement” shall have the meaning specified in the Preamble hereto.

“Allocation Percentage” shall mean the percentages set forth in Schedule VIII for the ModCo Deposit and the Funds Withheld Account.

“Appendix-B Account” shall have the meaning specified in the Recitals hereto. “Asset Reserves” shall have the meaning specified in Schedule XI.

“Authorized Representative” shall have the meaning specified in Section 14.01(a)(i).

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by Law to close in New York, New York or Vermont.

“Ceding Commission” shall mean the percentage initially as set forth on Schedule VII, as may be amended by mutual agreement of the parties from time to time.

“Ceding Company” shall have the meaning specified in the Preamble hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Covered Business” shall have the meaning specified in Section 2.01(b)(i).

“Crediting Rate” shall be the percentage determined based on the procedures set forth on Schedule V.

“Custodian” shall have the meaning specified in Section 8.01.

“Delayed Payment Rate” shall have the meaning set forth in Section 17.02.

“Effective Date” shall have the meaning specified in the Preamble hereto.

“Escrowed Assets” shall have the meaning specified in the Master Letter Agreement.

“Excess Withdrawal” shall have the meaning specified in Section 8.04(a).

“Excess Withdrawal Amount” shall have the meaning specified in Section 8.04(b).

“Excluded Liabilities” shall mean, without duplication, (a) any Losses or other liabilities arising or attributable to periods prior to the Effective Date, (b) all Extra-Contractual Obligations other than Reinsurer Extra-Contractual Obligations, (c) any liabilities resulting from any change to the terms of any Reinsured Policy after the Effective Date, unless such change is required by an act, order or decree of a Governmental Entity, a change in applicable Law or by the express terms of the Reinsured Policies, or has been approved in writing in advance by the Reinsurer and (d) any ex gratia payments made by the Ceding Company (i.e., payments the Ceding Company is not required to make under the terms of the Reinsured Policies) unless such payment has been approved in writing in advance by the Reinsurer, or is set forth in Schedule IV.

“Extra-Contractual Obligations” shall mean any and all costs, expenses, damages, liabilities or obligations of any kind or nature which arise out of, result from or relate to any act, error or omission of the Ceding Company (inclusive of its agents and Affiliates), whether or not in bad faith, intentional, willful, negligent, reckless, careless or otherwise, in connection with a Reinsured Policy, and which are not contractually covered by the terms and conditions of the Reinsured Policy.

“Factual Information” shall have the meaning specified in Section 16.01(d).

“Fair Market Value” means with respect to any asset, and as of any date of determination, the price that would be received in a sale of such asset in accordance with GAAP accounting at the determination date (the “Price”), determined as: (i) for liquid assets, the Price for such asset as published by a nationally recognized pricing service where such prices are available and (ii) otherwise, the Price for such asset as determined by a qualified independent securities valuation firm, each pricing service or valuation firm to be selected by the Investment Manager with the consent of the Ceding Company, such consent not to be unreasonably withheld, conditioned or delayed. In the event that the Ceding Company and the Investment Manager cannot agree on a valuation firm, such valuation firm shall be Houlihan Lokey. The “Fair Market Value” of any asset shall include any accrued but unpaid interest or dividend on such asset.

“Funds Withheld Account” shall have the meaning specified in Section 8.02(a).

“Funds Withheld Account Balance” shall mean, as of any date of determination, the sum of (a) the Statutory Carrying Value of assets in the Funds Withheld Account, including all paid or accrued investment income thereon, plus (b) the amount of any Excess Withdrawal Amount outstanding as of such date plus (c) the sum of all undisputed amounts owing to the Reinsurer under the terms of this Agreement (including amounts owing due to breaches of representations, warranties or covenants or indemnification payments) which have not been paid by the Ceding Company as of such date.

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

“Governmental Entity” shall mean any foreign, federal, state, local or other governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof or any self-regulatory body or arbitral body or arbitrator.

“Hedge” and “Hedges” shall have the meaning specified in Section 2.14(a).

“Initial Reserve Amount” means the Quota Share of the Net Statutory Reserves attributable to the In Force Reinsured Policies (if any) as of the Effective Date.

“Initial Settlement Amount” means (a) minus (b) minus (c) plus (d), where:

(a)        is the sum of Reinsurance Premiums received in respect of the period from the Effective Date through and including the Initial Settlement Date;

(b)        is the sum of Reinsured Liabilities incurred and settled during the period from the Effective Date through and including the Initial Settlement Date;

(c)        is the sum of (i) Acquisition and Administrative Expenses, (ii) Commission Expense Allowances, (iii) Product Development Fees, and (iv) Ceding Commissions accumulated during the period from the Effective Date through and including the Initial Settlement Date; and

(d)        is the aggregate amount of investment income and realized gains on the assets held in the Appendix-B Account (other than the Escrowed Assets).

“Initial Settlement Date” shall mean [the date on which this Agreement is executed and delivered by the Parties].

“Investment Guidelines” means the investment guidelines attached to the Investment Management Agreement and the Trust IMA, as such investment guidelines may be amended from time to time.

“Investment Manager” shall have the meaning specified in Schedule XIV.

“Investment Management Agreement” shall have the meaning specified in Section 8.05 (as may be amended or supplemented from time to time).

“Investment Manager” shall have the meaning specified in Section 8.05 and in the Investment Management Agreement.

“Law” shall mean any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity.

“Leverage Measure” and “Minimum Leverage Measure” shall have the meanings set forth in Schedule X.

“Liquid IG Assets” has the meaning set forth in Schedule X.

“Loss” or “Losses” shall mean (i) claim payments made by the Ceding Company arising under the express terms of the Reinsured Policies (including returns of premium in accordance with the terms of the applicable Reinsured Policy) and (ii) guaranty fund assessments incurred by the Ceding Company to the extent relating to premiums received by the Ceding Company with respect to the Reinsured Policies and attributable to periods on and after the Effective Date, as determined by, the Ceding Company in good faith but in any event excluding Extra Contractual Obligations other than Reinsurer Extra Contractual Obligations.

“Master Letter Agreement” shall have the meaning specified in the Recitals hereto.

“ModCo Deposit” shall have the meaning specified in Section 8.01(a).

“ModCo Deposit Balance” shall mean the Statutory Carrying Value of assets in the ModCo Deposit, as of any date of determination.

“Monthly Accounting Period” shall have the meaning specified in Section 7.01(a).

“Monthly Settlement” shall mean the making of all payments and adjustments specified in Section 7.03, including, without limitation, Account Adjustments and Reinsurer Top-Up Payments.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Nebraska SAP” shall mean the statutory accounting principles and practices prescribed for Nebraska domiciled life insurance companies by the Nebraska Department of Insurance, provided that, if the Ceding Company redomesticates to a different domicile (the “Redomesticated Domicile”), the Redomesticated Domicile’s statutory accounting principles and practices shall apply, except that if the Redomesticated Domicile’s statutory accounting principles and practices are adverse to the Reinsurer, then Nebraska’s statutory accounting principles and practices will continue to apply in respect of those principles and practices which are adverse to the Reinsurer.

“Net Statutory Reserves” shall mean the statutory reserves of the Ceding Company in respect of the Reinsured Policies, which shall be calculated in good faith in accordance with Nebraska SAP and determined in a manner consistent with the Ceding Company’s historical practices; provided, however, that Net Statutory Reserves shall not include (a) any asset valuation reserves (as used in connection with Nebraska SAP) established by the Ceding Company, (b) any interest maintenance reserves (as used in connection with Nebraska SAP) established by the Ceding Company, (c) any additional actuarial reserves (as used in connection with Nebraska SAP), if any, established by the Ceding Company as a result of its annual cash flow testing or (d) any other reserve not directly attributable to specific Reinsured Policies.

“Non-Guaranteed Elements” shall have the meaning specified in Schedule XV.

“Non-Public Personal Information” shall have the meaning specified in Section 17.10.

“Option Budget” shall have the meaning specified in Section 2.14(b).

“Permits” shall mean any licenses, certificates of authority or other similar certificates, registrations, franchises, permits, approvals or other similar authorizations issued to a Person by a Governmental Entity.

“Permitted Assets” shall mean any asset which: (i) is a permitted asset under applicable Law, (ii) is an admitted asset of the Ceding Company under the applicable Laws of the State of Nebraska and (iii) is permitted under the Investment Guidelines set forth in the Investment Management Agreement and the Trust IMA (as applicable) (it being agreed that compliance with the Investment Guidelines shall be measured in aggregate against the assets in the Accounts and the Trust Account) , and (iv) solely with respect to the Accounts, is a permissible asset to provide credit for reinsurance with respect to the ModCo Deposit or Funds Withheld Account (as the case may be) under Nebraska SAP.

“Person” shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.

“Policy Expenses” shall have the meaning specified in Section 5.01.

“Proprietary Information” shall have the meaning specified in Section 17.10(a).

“Quota Share” shall have the meaning specified in Schedule V.

“Recapture Effective Date” shall mean the date on which the liability of the Reinsurer with respect to all of the Reinsured Liabilities is terminated pursuant to Section 11.02 or the effective date of the rejection of this Agreement by any Receiver or of a recapture in full.

“Reallocation Payment” shall mean a payment made pursuant to Section 7.03(a)(iii). “Receiver” shall have the meaning specified in Section 11.03(a).

“Reinsurance Premiums” shall mean the Quota Share of the premiums and other fees, amounts, payments and collections received by the Ceding Company with respect to the Reinsured Policies, except for amounts received from Third Party Reinsurers.

“Reinsurance Treaty” shall have the meaning specified in the Recitals hereto. “Reinsured Block” shall have the meaning specified in Section 2.01(b)(ii).

“Reinsured Liabilities” shall mean the Quota Share of (a) Losses, (b) the Reinsurer Extra- Contractual Obligations divided by the applicable Quota Share and (c) trail commissions payable to producers with respect to the Reinsured Policies, and other commissions payable with respect to premiums received by the Ceding Company, in each case after the Effective Date and paid to the Reinsurer; provided, that in no event shall “Reinsured Liabilities” include any Excluded Liabilities.

“Reinsured Policies” shall mean (i) the insurance policies of the Ceding Company in force on the Effective Date and listed on Schedule IX and, in connection with such insurance policies, any riders that are listed on Schedule I and any amendments or endorsements attached to such policies, all as disclosed in writing to the Reinsurer on or prior to the Effective Date (the “In Force Reinsured Policies”) and (ii) all insurance policies of the Ceding Company issued after the Effective Date that are written on the policy forms that are listed on Schedule I, and any riders that are listed on Schedule I and any amendments or endorsements attached to such policies, all as disclosed in writing to the Reinsurer on or prior to the Effective Date, and ceded in accordance with the provisions of this Agreement (including without limitation Schedule V).

“Reinsurer” shall have the meaning specified in the Preamble hereto.

“Reinsurer Extra-Contractual Obligations” shall mean Extra-Contractual Obligations relating to the Reinsured Policies to the extent caused by, arising from or related to any act of the Reinsurer or any of its Affiliates following the Effective Date.

“Reinsurer Top-Up Payment” shall have the meaning specified in Section 7.03(c).

“Replacement Reinsured FIA Policy” shall have the meaning set forth in Schedule VII.

“Statutory Carrying Value” shall mean, with respect to any asset, as of the relevant date of determination, the carrying value amount permitted to be carried by the Ceding Company as an admitted asset consistent with Nebraska SAP in its statutory financial statements.

“Substitute Administrator” shall have the meaning specified in Section 10.01

“Terminal Accounting Report” shall have the meaning specified in Section 11.03(a).

“Third-Party Reinsurer” shall mean any Person (other than any Affiliate of the Ceding Company) to which the Ceding Company has or will cede Losses or liabilities arising under the Reinsured Policies.

“Treasury Regulations” shall mean all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time.

“Trust Account” shall have the meaning specified in Section 8.03 and attached as Exhibit

B.

“Trust Account Balance” shall mean the Statutory Carrying Value of assets in the Trust

Account, as of any date of determination.

“Trust IMA” shall have the meaning specified in Section 8.05 (as may be amended or supplemented from time to time).

“Trustee” shall have the meaning specified in Section 8.03.

Section 1.02   Other Definitional Provisions.

(a)        For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole, including all Schedules and Exhibits to this Agreement, unless otherwise indicated.

(b)        Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

(c)        The term “including” means “including but not limited to.”

(d)        Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders and vice versa.

(e)        The Schedules and Exhibits hereto are hereby incorporated by reference into the body of this Agreement.

(f)        All references herein to Articles, Sections, Subsections, Paragraphs, Exhibits and Schedules shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

(g)        All terms defined in this Agreement shall have the defined meaning when used in any Schedule, Exhibit, certificate, report or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein.

(h)        Any reference to an agreement, statute, regulation or rule is to the same as amended from time to time, and at any time.

ARTICLE II COVERAGE

Section 2.01    Scope and Basis of Reinsurance.

(a)        This Agreement shall be effective as of 12:00:01 a.m. Eastern Time on the Effective Date.

(b)        Cession:

(i)         Subject to the terms, conditions and limits of this Agreement (including the exclusion from coverage of Excluded Liabilities), the Ceding Company shall automatically cede, and the Reinsurer shall automatically reinsure, on a funds withheld coinsurance and a modified coinsurance basis, respectively based on the Allocation Percentage, the Reinsured Liabilities (the “Covered Business”).

(ii)        Subject to the terms, conditions and limits of this Agreement (including the exclusion from coverage of Excluded Liabilities), the Ceding Company shall cede, and the Reinsurer shall reinsure, on a funds withheld coinsurance and a modified coinsurance basis, respectively based on the Allocation Percentage, the Reinsured Liabilities attributable to those Reinsured Policies described in clause (i) of the definition of “Reinsured Policies” (the “Reinsured Block”).

(c)        Subject to the terms, conditions and limits of this Agreement (including the exclusion from coverage of Excluded Liabilities), the Reinsurer shall follow the fortunes of the Ceding Company, and to that end the Reinsurer’s liability for the Reinsured Policies shall be identical to that of the Ceding Company and shall be subject to the same risks, terms, conditions, interpretations, waivers, modifications, alterations and cancellations to which the Ceding Company is subject with respect to the Reinsured Policies, subject in each case to the Ceding Company’s duty to adhere to its obligations pursuant to Article X.

(d)        Notwithstanding anything to the contrary herein, the Reinsurer shall not be liable for any Excluded Liabilities.

Section 2.02    Policy Changes.

(a)        The Ceding Company shall not, without the prior written consent of the Reinsurer, terminate, amend, modify or waive any provision or provisions of the Reinsured Policies, except to the extent required by applicable Law or the express terms of the Reinsured Policies.

(b)        Any such terminations, amendments, modifications or waivers made without the prior written consent of the Reinsurer shall be disregarded for purposes of this Agreement, and the reinsurance with respect to the affected Reinsured Policy will continue as if such termination, amendment, modification or waiver had not been made.

Section 2.03    Reinstatement of Surrendered Policies. If a Reinsured Policy that has been surrendered (other than in connection with a surrender upon maturity) is reinstated according to its terms and the Ceding Company’s reinstatement policies, the Reinsurer will, upon notification, automatically reinstate the reinsurance with respect to such Reinsured Policy; provided, that, to the extent that the reinstatement of such Reinsured Policy requires payment of premiums in arrears or reimbursement of claims paid, the Ceding Company shall pay to the Reinsurer all Reinsurance Premiums in arrears and Reinsurer shall pay all reimbursements of Reinsured Liabilities paid on such Reinsured Policy.

Section 2.04  Misstatement of Fact. In the event of a change in the amount payable under a Reinsured Policy due to a misstatement of fact, the Reinsurer’s liability with respect to such Reinsured Policy will change proportionately. Such Reinsured Policy will be rewritten from commencement on the basis of the adjusted amounts using premiums and such other terms based on the correct facts, and the proper adjustment for the difference in Reinsurance Premiums, without interest, will be made.

Section 2.05 Non-Guaranteed Elements. The Ceding Company will be responsible for determining the Non-Guaranteed Elements of the Reinsured Policies in good faith and consistent with its standard business practices, subject to the Renewal Crediting Rate limitation set forth in Schedule XV; provided, that the Reinsurer shall be permitted to provide recommendations regarding the Non-Guaranteed Elements and, to the extent such recommendations comply with applicable Law, generally accepted actuarial standards of practice and the terms of the Reinsured Policies, the Ceding Company shall not unreasonably take any actions that contravene such recommendations and shall promptly incorporate such recommendations. Except as set forth in Schedule XV where Reinsurer consent is not required, (i) if the Ceding Company fails to adopt such recommendations in any material respect, then the Ceding Company shall promptly notify the Reinsurer in writing of such failure and (ii) the Reinsurer shall not be responsible or liable for any Reinsured Liabilities resulting from the Ceding Company’s failure or refusal to adopt such recommendations. Crediting Rates shall be subject to Section 2.06 exclusively and not to this Section 2.05.

Section 2.06 Crediting Rates. The Ceding Company and the Reinsurer shall establish the Crediting Rate on any date of determination as set forth based on the procedures in Schedule V.

Section 2.07  Programs of Internal Replacement.  The Ceding Company shall not solicit, or allow any of its Affiliates to solicit, directly or indirectly, policy holders of the Reinsured Policies in connection with any program of internal replacement without the prior written consent of the Reinsurer. The term “program of internal replacement” means any program sponsored or supported by the Ceding Company or any of its Affiliates that is offered to a class of policy owners and in which a Reinsured Policy or a portion of a Reinsured Policy is exchanged for another policy that is written by the Ceding Company or any Affiliate of the Ceding Company or any successor or assignee of any of them.

Section 2.08 Conservation Program. Upon the request of the Reinsurer, the Ceding Company shall reasonably cooperate and work with the Reinsurer in good faith to develop and implement a conservation program with respect to the Reinsured Policies.

Section 2.09 Net Retention. The Ceding Company shall retain net for its own account  and unreinsured at least [Redacted] of the Net Statutory Reserves associated with each

Reinsured Policy, provided that reinsurance with an Affiliate including a Protected Cell of Seneca Reinsurance Company, LLC in which the capital and surplus is contributed or otherwise supplied by an Affiliate of the Ceding Company, shall be treated as net for the Ceding Company’s own account and unreinsured for purposes of this Section 2.09.

Section 2.10 Asset Reserves. The Ceding Company and the Reinsurer agree that the  Asset Reserves shall be ceded to the Reinsurer and maintained in the ModCo Deposit and/or Funds Withheld Account (as the case may be).

Section 2.11 Valuation of Liabilities. The Ceding Company shall calculate the Net Statutory Reserves with respect to the Reinsured Policies in good faith in accordance with Nebraska SAP and determined in a manner consistent with the Ceding Company’s historical practices; provided, that, the Ceding Company shall provide the Reinsurer supporting information promptly upon request and in the event there is a disagreement with respect to the calculation, the Dispute Resolution procedures herein shall be applied.

Section 2.12 Credit For Reinsurance. In the event the Ceding Company does not receive credit for reinsurance in its statutory financial statements for the Reinsured Liabilities in the Ceding Company's state of domicile, the Reinsurer shall consent to any commercially reasonable amendments to this Agreement, and take such commercially reasonable actions as are required, to provide the Ceding Company with full credit for the reinsurance ceded hereunder in the Ceding Company’s state of domicile (it being agreed that if the Ceding Company is no longer domiciled in the State of Nebraska and the credit for reinsurance requirements in the Redomesticated Domicile are in any material respect more burdensome on the Reinsurer than those in the State of Nebraska, then the Reinsurer’s obligations in this sentence shall be determined with reference to the State of Nebraska rather than the Redomesticated Domicile). If, notwithstanding the Reinsurer’s commercially reasonable efforts as described in the preceding sentence, the Ceding Company does not receive credit for reinsurance in its statutory financial statements for the Reinsured Liabilities, the Ceding Company’s sole remedy shall be to recapture the Reinsured Policies pursuant to Section 11.02(d)(v).

Section 2.13 ModCo Reserves Allocation. The Ceding Company shall retain a proportional amount of reserves related to the Reinsured Liabilities equal to the Accounts Required Reserves-ModCo.

Section 2.14    Options Budget and Payoff for FIA.

(a)        With respect to FIA Reinsured Policies, the Ceding Company shall purchase derivatives in respect of the Reinsured Policies (each, a “Hedge” and collectively, the “Hedges”), in the form of futures contracts and equity index options, to hedge any index risk associated with the Reinsured Policies.

(b)        The Reinsurer shall pay to the Ceding Company for each accounting period, in accordance with Section 7.03, the Quota Share of all amounts becoming due in connection with the purchase of derivatives by the Ceding Company (the “Option Budget”), as determined in accordance with Schedule XII.

(c)        The Ceding Company shall pay to the Reinsurer for each accounting period, in accordance with Section 7.03, the Quota Share of all amounts becoming due and payable to the Ceding Company during the applicable period in connection with the exercise by the Ceding Company or maturity of any Hedges, whether or not collected (the “Option Payoff”), as defined in Schedule XII.

(d)        The Option Budget payable by the Reinsurer to the Ceding Company pursuant to subsection (b) above shall be paid without regard to the actual costs paid by the Ceding Company for the Hedges purchased. The Option Payoff payable by the Ceding Company to the Reinsurer pursuant to subsection (c) above shall be paid without regard to the actual proceeds received by the Ceding Company with respect to the Hedges collected. The Ceding Company shall have no obligation to pay to the Reinsurer any portion of the actual proceeds received by the Ceding Company with respect to the Hedges, or any other amounts in respect of the Hedges, other than the Option Payoff amounts. For the avoidance of doubt, the Reinsurer has no liability for any hedge effectiveness and hedging is assumed to be [Redacted] effective for purposes of Settlement.

(e)        The Ceding Company shall use reasonable care in its hedging activities with respect to the Reinsured Policies, and such activities shall (a) be conducted in good faith and (b) conform with applicable Law.

(f)        For the avoidance of doubt, with respect to a FIA Fixed Interest Account, the Reinsurer shall pay the Option Budget to the Ceding Company and the Ceding Company shall pay an Option Payoff to the Reinsurer equal to the actual fixed interest rate for such FIA Fixed Interest Account established by the Ceding Company.

Section 2.15    FATCA.

(a)        Prior to any payment being made under this Agreement, the Reinsurer shall provide to the Ceding Company (or the applicable withholding agent, as defined in Treasury Regulation Section 1.1471-1(b)(147) a valid IRS Form W-8BEN-E or other documentation establishing that they are not subject to any withholding requirement pursuant to the Foreign Account Tax Compliance Act (Sections 1471-1474 of the Code) (“FATCA”).

(b)        The Reinsurer shall update the forms or other documentation referenced herein upon a change in facts or circumstance rendering such previously supplied information incorrect. If the Reinsurer has not provided the Ceding Company with updated documentation attesting to its FATCA compliance within thirty (30) calendar days prior to any premium due date, or becomes non-compliant with FATCA at any later date, the withholding agent (as defined in Treasury Regulation Section 1.1471-1(b)(147)) shall be entitled to [Redacted]  (or such other percentage as required by law) of any premium payment to the Reinsurer under this Agreement and shall promptly notify the Reinsurer of such withholding.

ARTICLE III REINSURANCE PREMIUMS

Section 3.01    Reinsurance Premiums.    The payment of Reinsurance Premiums is a condition precedent to the liability of the Reinsurer under this Agreement. All Reinsurance

Premiums shall be payable in accordance with Section 3.02 on the Initial Settlement Date (if applicable) and in accordance with Section 7.03.

Section 3.02    Initial Settlement Amount.

(a)        On the Initial Settlement Date, if applicable, the Ceding Company shall transfer to the Funds Withheld Account and/or the ModCo Deposit (in accordance with the Allocation Percentage) an amount equal to the sum of the Initial Reserve Amount (if any) plus the Initial Settlement Amount.

(b)        The payment required under Section 3.02(a), if any, shall be effected as follows:

(i)         With regard to the Allocation Percentage attributable to the Funds Withheld Account, the Ceding Company shall pay to the Reinsurer an amount equal to such Allocation Percentage of the Initial Reserve Amount (if any) plus the Initial Settlement Amount (being $[•]) and the Reinsurer shall simultaneously pay to the Ceding Company an initial funds withheld reserve adjustment equal to such amount. The foregoing net payment shall be effected by the Ceding Company depositing into the Funds Withheld Account, not later than the close of business on the Initial Settlement Date, assets set forth in Paragraph A of Schedule III-B, the aggregate Statutory Carrying Value of which as of the Effective Date is equal to the relevant Allocation Percentage of the Initial Reserve Amount (if any) plus the Initial Settlement Amount, free and clear of all liens; and

(ii)        With regard to the Allocation Percentage attributable to the ModCo Deposit, the Ceding Company shall transfer to the ModCo Deposit an amount equal to such Allocation Percentage of the Initial Reserve Amount (if any) plus the Initial Settlement Amount (being $[•]). The foregoing deposit shall be effected by the Ceding Company depositing into the ModCo Deposit, not later than the close of business on the Initial Settlement Date, assets set forth set forth in Paragraph B of Schedule III-B, the aggregate Statutory Carrying Value of which as of the Effective Date is equal to the relevant Allocation Percentage of the Initial Reserve Amount (if any) plus the Initial Settlement Amount, free and clear of all liens.

(c)        If a payment is due in accordance with Section 3.02(a), any amount paid and/or deposited pursuant to this Section 3.02 that was calculated using estimated data shall be subject to a customary true-up adjustment promptly after actual data becomes available.

ARTICLE IV
CEDING COMMISSION

Section 4.01 Ceding Commission. Except as set forth below in this Section 4.01, the Reinsurer shall pay to the Ceding Company the Ceding Commission on all Reinsurance Premiums paid to the Reinsurer (including on the Initial Settlement Date).

Section 4.02 Excise Tax. In the event that any excise tax is due with respect to any amounts payable by the Ceding Company to the Reinsurer under this Agreement, the Ceding

Company shall pay the entire amount of such excise tax.      The Reinsurer shall reimburse the Ceding Company for any such excise tax paid by the Ceding Company.

ARTICLE V
ADMINISTRATION FEE

Section 5.01 Policy Expenses. The Reinsurer shall pay the ceding company an administrative expense fee (“Policy Expenses”) to cover the cost of providing all administrative and other services necessary or appropriate in connection with the administration and distribution (including the product development fee) of the Reinsured Policies and the Reinsured Liabilities, determined in accordance with Schedule II attached hereto and paid on a monthly basis in accordance with Section 7.03.

ARTICLE VI
REINSURED LIABILITIES

Section 6.01 Reinsured Liabilities. Subject to Sections 6.02 and 6.03, the Reinsurer shall pay to the Ceding Company all Losses on Reinsured Liabilities.

Section 6.02    Claims Settlement.

(a)        Subject to Section 6.02(b) and 6.03, the Ceding Company shall be responsible for the settlement of claims with respect to the Reinsured Liabilities in accordance with Article X, applicable Law and the terms and conditions of the Reinsured Policies.

(b)        The Ceding Company shall notify the Reinsurer in writing if the Ceding Company determines that a claim for payment under a Reinsured Policy either requires investigation or should be contested or denied. The Reinsurer and the Ceding Company shall consult in good faith regarding the disposition of any such claim. The Reinsurer may, but shall not be required to, recommend to the Ceding Company how to handle such claim. In the event of any disagreement between the Ceding Company and the Reinsurer as to the validity or amount of such a claim, the Ceding Company shall have final authority over the disposition of such claim, provided that the Reinsurer may discharge its payment obligation in respect of such claim by paying the Quota Share Percentage of the claim as originally presented to the Ceding Company,

Section 6.03 Recoveries. Subject to Section 6.02(b), if the Ceding Company obtains any recoveries in respect of a claim with respect to the Reinsured Liabilities paid by it in accordance with the terms of any Reinsured Policy, the Ceding Company shall promptly pay to the Reinsurer such recoveries (“Recoveries”).

ARTICLE VII
REPORTING AND SETTLEMENTS

Section 7.01    Ceding Company Reporting.

(a)        Within ten (10) Business Days of the Initial Settlement Date and within five (5)  Business Days following the end of each calendar month following the Initial Settlement Date, the Ceding Company shall deliver to the Reinsurer a monthly accounting report (a “Monthly

Accounting Report”) substantially in the form set forth in Exhibit A for such calendar month (a “Monthly Accounting Period”). The parties shall from time to time amend Exhibit A as necessary to appropriately effectuate the terms and conditions of this Agreement and to ensure the accounting and settlements made hereunder are correctly computed. The net amount due as set forth in such Monthly Accounting Report shall be due within five (5) Business Days following the date of delivery of such Monthly Accounting Report.

(b)        Within ten (10) Business Days following the end of each calendar quarter and any Recapture Effective Date, the Ceding Company shall deliver to the Reinsurer a report setting forth the Asset Reserves as of the end of such calendar quarter or such Recapture Effective Date, as applicable.

(c)        Within ten (10) Business Days following the end of each Monthly Accounting Period or Recapture Effective Date, the Ceding Company shall deliver to the Reinsurer, as of the end of such Monthly Accounting Period or the Recapture Effective Date, as applicable, a report of the Reinsured Policies in the form as mutually agreed by the parties.

(d)        The Ceding Company shall deliver to the Reinsurer, as of the end of such Monthly Accounting Period or the Recapture Effective Date, as applicable, within ten (10) Business Days following the end of each Monthly Accounting Period or the Recapture Effective Date, an investment accounting report of the assets held in the Funds Withheld Account, the ModCo Deposit and the Trust Account which shall include the holdings, Statutory Carrying Value, and such other information agreed to by the parties in each case, on a CUSIP level.

(e)        The Ceding Company shall deliver to the Reinsurer: (i) within five (5) Business Days following the filing of the Ceding Company’s unaudited annual statement with the Nebraska Department of Insurance but no later than March 20 of each year, a copy of such unaudited annual statement; (ii) within five (5) Business Days of the filing of the Ceding Company’s audited annual statutory financial statements with the Nebraska Department of Insurance but no later than June 20 of each year, a copy of such annual statutory financial statements; and (iii) within five (5) Business Days following the filing of the Ceding Company’s unaudited quarterly statutory financial statements with the Nebraska Department of Insurance but no later than sixty (60) calendar days following the end of each calendar quarter, a copy of such unaudited quarterly statutory financial statements.

(f)        Upon request, the Ceding Company will, within a reasonable timeframe, promptly provide the Reinsurer with any additional information related to the Reinsured Policies reasonably available to the Ceding Company and not reasonably available to the Reinsurer which the Reinsurer requires in order to complete its financial statements or is otherwise required to comply with regulatory requirements. The Reinsurer will identify and communicate any such requests to the Ceding Company sufficiently in advance of any required deadlines such that the applicable information and timing for the provision thereof can be mutually agreed by the parties.

Section 7.02    Reinsurer Reporting.

(a)        The Reinsurer shall deliver to the Ceding Company: (i) within five (5) Business Days of the filing of the Reinsurer’s audited annual financial statements with the

Vermont Department of Financial Regulation (“VT DFR”) but no later than June 20 of each year, a copy of such annual financial statements; (ii) within fifteen (15) Business Days following the end of each calendar quarter a calculation of its Leverage Measure, and (iii) within five (5) Business Days following the filing of the Reinsurer’s unaudited quarterly financial statements with VT DFR but no later than sixty (60) calendar days following the end of each calendar quarter, a copy of such unaudited quarterly financial statements.

(b)        Upon request, the Reinsurer will, within a reasonable timeframe, provide the Ceding Company with any additional information related to the Reinsured Policies available to the Reinsurer and not reasonably available to the Ceding Company which the Ceding Company reasonably requires in order to complete its financial statements or is otherwise required to comply with regulatory requirements (if any). The Ceding Company will identify and communicate any such requests to the Reinsurer sufficiently in advance of any required deadlines such that the applicable information and timing for the provision thereof can be mutually agreed by the parties.

Section 7.03    Settlements & Adjustments.

(a)        Following the Initial Settlement Date, there shall be an adjustment to the Accounts based on the following:

(i)         Investment Performance; Transfers. On a monthly basis, the Funds Withheld Account Balance and the ModCo Deposit Balance, as determined as of the end of the immediately preceding Monthly Accounting Period shall be:

(A)       increased by the amount of any increase in Statutory Carrying Value of the investments in the applicable Account and any transfers from the Trust Account as set forth in 7.03(b)(i); and

(B)       decreased by the amount of any reductions in Statutory Carrying Value of the investments in the applicable Account and any transfers to the Trust Account as set forth in 7.03(b)(ii).

(ii)        Additional Premiums and Other Recoveries. On a weekly basis, the Ceding Company shall deliver into the Accounts the Reinsurance Premiums and Recoveries received in connection with the Covered Business and Reinsured Block (allocation between the Funds Withheld Account and the ModCo Deposit shall be in accordance with the Allocation Percentage) and each of the Funds Withheld Account Balance and the ModCo Deposit Balance, as the case may be, shall be increased by such allocation of Reinsurance Premiums and Recoveries.

(iii)      Reallocation Payments. On any day that the Allocation Percentage changes, the Ceding Company may reallocate funds between the Accounts by making a transfer from one Account to the other and such reallocation shall be reflected in the Funds Withheld Account Balance and the ModCo Deposit Balance.

(iv)       Payments due from Reinsurer. On any day the Ceding Company may apply funds from the Accounts to pay any net amount due from the Reinsurer in connection with Losses and as such the Accounts Balance will be decreased by an amount equal to any payments due from the Reinsurer to the Ceding Company hereunder, such deductions to be allocated between the Accounts according to the Allocation Percentage. All such deductions will be effectuated in cash or by the liquidation of assets (at the direction of the Investment Manager) in the applicable Account(s) into cash (in the event there is insufficient cash in the account) in an amount sufficient to pay all amounts owed by the Reinsurer to the Ceding Company and the transfer of such cash to the Ceding Company in settlement of the payments due from the Reinsurer to the Ceding Company.

(b)        At the end of each Monthly Accounting Period, following the delivery of each Monthly Accounting Report:

(i)         Top-Up of Accounts.

(A)       In the event the Accounts Required Reserves-Funds Withheld is greater than the Funds Withheld Account Balance, the Reinsurer shall pay the absolute value of such difference to the Ceding Company within ten (10) Business Days of a demand by the Ceding Company, and the Ceding Company shall deposit such amounts into the Funds Withheld Account. If the Reinsurer fails to make such payment within ten (10) Business Days of such demand, the Ceding Company may withdraw the absolute value of such difference from the Trust Account (in accordance with the terms of the Trust Agreement) and the Ceding Company shall deposit such drawn amounts into the Funds Withheld Account. Any assets other than cash that are withdrawn from the Trust Account and deposited into the Funds Withheld Account must satisfy clause (iv) of the definition of Permitted Asset and shall be valued according to Fair Market Value.

(B)       In the event the Accounts Required Reserves-ModCo is greater than the ModCo Deposit Balance, the Reinsurer shall pay the absolute value of such difference to the Ceding Company within ten (10) Business Days of a demand by the Ceding Company, and the Ceding Company shall deposit such amounts into the ModCo Deposit. If the Reinsurer fails to make such payment within ten (10) Business Days of such demand, the Ceding Company may withdraw the absolute value of such difference from the Trust Account (in accordance with the terms of the Trust Agreement) and the Ceding Company shall deposit such drawn amounts into the ModCo Deposit. Any assets other than cash that are withdrawn from the Trust Account and deposited into the ModCo Deposit must satisfy clause (iv) of the definition of Permitted Asset and shall be valued according to Fair Market Value.

(ii)        Over-Funding of Accounts Balance.

(A)       In the event the Funds Withheld Account Balance is greater than the Accounts Required Reserves-Funds Withheld, the absolute value of such difference shall be paid to the Trust Account at the direction of the Reinsurer; provided any payment made hereunder in assets other than cash shall be at the Fair Market Value of such asset.

(B)       In the event the ModCo Deposit Balance is greater than the Accounts Required Reserves-ModCo, the absolute value of such difference shall be paid to the Trust Account at the direction of the Reinsurer; provided any payment made hereunder in assets other than cash shall be at the Fair Market Value of such asset.

(c)        Reinsurer’s Top-Up Obligation. In the event there are insufficient funds in the Trust Account to pay an amount required to be withdrawn under Section 7.03(b)(i) above, the Reinsurer shall pay the amount of such insufficiency to the Ceding Company promptly and in any event, within fifteen (15) Business Days, to the account or accounts designated by the Ceding Company; provided however, in the event the Reinsurer disputes any determinations made by the Ceding Company, then the Reinsurer shall pay the full amount and the Ceding Company shall deposit such disputed amounts into the Funds Withheld Account or ModCo Deposit (as applicable) until the calculation is re-determined by the 3rd Party Actuary and the determinations of the 3rd Party Actuary shall be conclusive absent manifest error (any such payment by the Reinsurer under this Section 7.03(c), a “Reinsurer Top-Up Payment”).

(d)        Other.

(i)         The Reinsurer may at any time withdraw amounts from the Trust Account in accordance with Section 8.03 and the terms of the Trust Agreement, such amounts to be limited such that after the withdrawal the Leverage Measure will be equal to or greater than the Minimum Leverage Measure.

(ii)        Except as otherwise set forth herein, any amount due under this Agreement shall be paid by wire transfer of immediately available funds to the account or accounts designated by the recipient thereof.

ARTICLE VIII

THE MODCO DEPOSIT, THE FUNDS

WITHHELD ACCOUNT, THE TRUST ACCOUNT, AND INVESTMENT MANAGEMENT AGREEMENT

Section 8.01    ModCo Deposit.

(a)        Prior to the Initial Settlement Date, the Ceding Company shall establish a modified coinsurance account (the “ModCo Deposit”) to hold the modified coinsurance deposit on the books and records of the Ceding Company, which shall consist of a custody account established by the Ceding Company with Wells Fargo Bank N.A. (as custodian of such custody account, the “Custodian”).

(b)        The ModCo Deposit and the assets maintained therein will be owned and maintained by the Ceding Company and will be used exclusively for the purposes set forth in this Agreement. The assets maintained in the ModCo Deposit shall be invested by the Investment Manager and consist only of Permitted Assets, and the Permitted Assets shall be valued, for the purposes of this Agreement, according to their Statutory Carrying Value. For so long as one or more assets in the ModCo Deposit do not comply with the definition of Permitted Assets as a result of the downgrade of such asset or assets, the Reinsurer shall not be permitted to effect substitutions of any assets in the ModCo Deposit or withdraw any funds or assets from the Trust Account without the Ceding Company’s prior written consent.

(c)        Notwithstanding any other provision hereof, assets held in the ModCo Deposit may be withdrawn by the Ceding Company at any time and shall be utilized and applied by the Ceding Company or any of its successors in interest by operation of law, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, only in accordance with Section 7.03.

(d)        Determinations of statutory impairments of assets maintained in the ModCo Deposit shall be made by the Ceding Company and shall be (i) based upon the statutory rules and guidelines and the impairment policy used by the Ceding Company and its auditors for purposes of calculating statutory impairments reflected in the Ceding Company’s statutory financial statements and (ii) subject to consultation between the Investment Manager, the Reinsurer and the Ceding Company. The Ceding Company shall promptly notify the Reinsurer in writing if the Ceding Company determines that any assets maintained in the ModCo Deposit have become impaired for purposes of determining Statutory Carrying Value. Such notice shall describe any such assets, the reason for the impairment and the effect on Statutory Carrying Value of such assets.

(e)        The Ceding Company shall bear the administrative costs and expenses related to the establishment and maintenance of the ModCo Deposit, including the fees of the Custodian to the extent relating to the ModCo Deposit.

(f)        The performance of the assets maintained in the ModCo Deposit, including of all investment income paid or accrued, investment gains or losses, defaults and/or statutory impairments, will inure to the sole benefit or cost of the Reinsurer.

Section 8.02    Funds Withheld Account.

(a)        Prior to the Initial Settlement Date, the Ceding Company shall establish a funds withheld account (the “Funds Withheld Account”) to secure the payment liability of the Reinsurer on the books and records of the Ceding Company, which shall consist of a custody account established by the Ceding Company with the Custodian. For avoidance of doubt, the balance of the Funds Withheld Account shall be considered a payable to the Reinsurer and as an amount held on behalf of the Reinsurer. The Reinsurer shall consider such amount as a receivable.

(b)        The Funds Withheld Account and the assets maintained therein will be owned and maintained by the Ceding Company and will be used exclusively for the purposes set forth in this Agreement. The assets maintained in the Funds Withheld Account shall be invested by the Investment Manager and consist only of Permitted Assets, and the Permitted Assets shall be valued, for the purposes of this Agreement, according to their Statutory Carrying Value. For  so long as one or more assets in the Funds Withheld Account do not comply with the definition of Permitted Assets as a result of the downgrade of such asset or assets, the Reinsurer shall not be permitted to effect substitutions of any assets in the Funds Withheld Account or withdraw any funds or assets from the Trust Account without the Ceding Company’s prior written consent..

(c)        Notwithstanding any other provision hereof, assets held in the Funds Withheld Account may be withdrawn by the Ceding Company at any time and shall be utilized and applied by the Ceding Company or any of its successors in interest by operation of law, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, only in accordance with Section 7.03.

(d)        Determinations of statutory impairments of assets maintained in the Funds Withheld Account shall be made by the Ceding Company and shall be (i) based upon the statutory rules and guidelines and the impairment policy used by the Ceding Company and its auditors for purposes of calculating statutory impairments reflected in the Ceding Company’s statutory financial statements and (ii) subject to consultation between the Investment Manager, the Reinsurer and the Ceding Company. The Ceding Company shall promptly notify the Reinsurer in writing if the Ceding Company determines that any assets maintained in the Funds Withheld Account have become impaired for purposes of determining Statutory Carrying Value. Such notice shall describe any such assets, the reason for the impairment and the effect on Statutory Carrying Value of such assets.

(e)        The Ceding Company shall bear the administrative costs and expenses related to the establishment and maintenance of the Funds Withheld Account, including the fees of the Custodian to the extent relating to the Funds Withheld Account.

(f)        The performance of the assets maintained in the Funds Withheld Account, including of all investment income paid or accrued, investment gains or losses, defaults and/or statutory impairments, will inure to the sole benefit or cost of the Reinsurer.

Section 8.03    Trust Account.

(a)        Prior to the Initial Settlement Date, the Ceding Company and the Reinsurer shall establish a trust account (the “Trust Account”) with Wells Fargo Bank N.A. (as trustee of such Trust Account, the “Trustee”) with the Reinsurer as grantor thereof, and the Ceding Company as beneficiary. The Trust Account shall initially contain certain capital assets of the Reinsurer (which prior to the Initial Settlement Date shall be set out in Schedule XIII and such additional amounts as distributed in accordance with Section 7.03.

(b)        The Reinsurer expects to contribute additional amounts to the Trust Account as set out in Schedule XIII. The maximum amount the Reinsurer is required to deposit into the Trust Agreement, inclusive of any amount deposited as of the Effective Date or the date of execution of this Agreement, is [Redacted].

(c)        The assets maintained in the Trust Account shall be invested by the Investment Manager and consist only of Permitted Assets. For so long as an asset or assets in the Trust Account do not comply with the definition of Permitted Assets as a result of the downgrade of such asset or assets, the Reinsurer shall not be permitted to effect substitutions of assets in the Trust Account or withdraw funds or assets from the Trust Account without the Ceding Company’s prior written consent.

(d)        Subject to the requirements of the Trust Agreement, assets held in the Trust Account may be withdrawn by the Reinsurer at any time, and from time to time for any lawful purpose, in accordance with the Trust Agreement.

(e)        The administrative costs and expenses related to the establishment and maintenance of the Trust Account shall be paid out of the assets of the Trust Account.

(f)        The performance of the assets maintained in the Trust Account, including of all investment income paid or accrued, investment gains or losses, defaults and/or statutory impairments, will inure to the sole benefit or cost of the Reinsurer.

(g)        The Reinsurer shall be obligated to deposit assets into the Trust Account as required by the Trust Agreement. Assets may be withdrawn from the Trust Account only in accordance with the provisions of the Trust Agreement.

Section 8.04    Excess Withdrawals.

(a)        The Ceding Company shall return to the Funds Withheld Account, ModCo Deposit and/or Trust Account (as applicable), amounts which are withdrawn in excess of amounts required or permitted under Section 7.03 or otherwise in this Agreement (“Excess Withdrawals”) immediately upon becoming aware of such Excess Withdrawal. In the event of an Excess Withdrawal, the Ceding Company shall return to the Account or Trust Account from which such amounts were withdrawn the specific assets withdrawn in excess of the amounts required or permitted under Section 7.03, together with any realized interest or other income thereon, all in a manner such that the Reinsurer is restored to the position it would have been in if the Excess Withdrawal had not occurred. To the extent that the Excess Withdrawal was composed of cash, the Ceding Company shall return the amount of such cash plus interest thereon at a rate per annum equal to Delayed Payment Rate, from the date of withdrawal to but excluding the date on which the Excess Withdrawal is returned to the Funds Withheld Account, ModCo Deposit and/or Trust Account (as applicable). Until such amounts are so returned, such amounts shall be deemed to be held in trust by the Ceding Company for the benefit of the Reinsurer.

(b)        The balance of the amount held or required to be so held in trust separate and apart as of any date of determination shall be an amount (the “Excess Withdrawal Amount”) equal to (i) the amount withdrawn from the Funds Withheld Account, ModCo Deposit and/or Trust Account (as applicable) in excess of amounts required or permitted under Section 7.03 minus (ii) any amounts applied by the Ceding Company therefrom for purposes required or permitted under Section 7.03 or returned to the Funds Withheld Account, ModCo Deposit and/or Trust Account (as applicable) plus (iii) any realized interest or other income on the withdrawn assets plus interest on any cash amount as determined in accordance with Section 8.04(a).

Section 8.05    Investment Management Agreement.

(a)        Pursuant to an investment management agreement (the “Investment Management Agreement”), the Ceding Company shall appoint the Investment Manager as investment manager to provide investment management services with respect to the assets maintained in the ModCo Deposit and the Funds Withheld Account. The Ceding Company shall not amend, modify or change the terms of the Investment Management Agreement, including the

Investment Guidelines attached as an exhibit thereto, or remove or replace the Investment Manager without the prior written consent of the Reinsurer, such consent not to be unreasonably withheld. If the Ceding Company and the Reinsurer agree to any amendments, modifications or changes to the investment management agreement, then the Ceding Company shall propose such changes in writing to the Investment Manager in accordance with the terms of the Investment Management Agreement. The Ceding Company shall not propose any additional limitations (including with respect to asset allocations) on the assets maintained in the ModCo Deposit or the Funds Withheld Account without the prior written consent of the Reinsurer. In the event that the Investment Manager is removed or resigns, the Ceding Company and the Reinsurer shall mutually agree (in good faith) on a replacement investment manager. The replacement investment manager shall accept its appointment by entering into an investment management agreement in a form acceptable to the Ceding Company and the Reinsurer.

(b)        Pursuant to an investment management agreement (the “Trust IMA”), the Reinsurer shall appoint the Investment Manager to provide investment management services with respect to the assets maintained in the Trust Account. The Reinsurer shall not amend, modify or change the terms of the Trust IMA, including the Investment Guidelines attached as an exhibit thereto, or remove or replace the Investment Manager without the prior written consent of the Ceding Company, such consent not to be unreasonably withheld. If the Ceding Company and the Reinsurer agree to any amendments, modifications or changes to the investment management agreement, then the Reinsurer shall propose such changes in writing to the Investment Manager in accordance with the terms of the Trust IMA. The Reinsurer shall not propose any additional limitations (including with respect to asset allocations) on the assets maintained in the Trust Account without the prior written consent of the Ceding Company. In the event that the Investment Manager is removed or resigns, the Ceding Company and the Reinsurer shall mutually agree (in good faith) on a replacement investment manager. The replacement investment manager shall accept its appointment by entering into an investment management agreement in a form acceptable to the Ceding Company and the Reinsurer.

ARTICLE IX
RESERVED

ARTICLE X
ADMINISTRATION

Section 10.01 Policy Administration. The Ceding Company shall provide all required, necessary and appropriate claims, administrative and other services, including reporting under Article VII, with respect to the Reinsured Policies and the Accounts. The Ceding Company shall conduct its administration and claims practices with respect to the Reinsured Policies (a) with a level of skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in similar circumstances, (b) in accordance with applicable Law and the terms of the Reinsured Policies, and (c) in a manner no less favorable to the Reinsurer and the Reinsured Policies than those used by the Ceding Company with respect to other policies of the Ceding Company not reinsured by the Reinsurer hereunder or other hedges of the Ceding Company. The Ceding Company shall not outsource any administrative functions or claims administration to a non-Affiliate with respect to the Reinsured Policies or this Agreement without the prior written consent of the Reinsurer, such consent not to be unreasonably withheld.

If the Reinsurer consents to any outsourcing of any administrative functions or claims administration with respect to the Reinsured Policies or this Agreement, the Ceding Company shall secure the Reinsurer’s right to audit and inspect the party performing such outsourced services. If the Ceding Company is adjudicated pursuant to the Dispute Resolution provisions of this Agreement to have persistently and materially breached its administration obligations set forth in this Section 10.01, the Reinsurer may require the Ceding Company to appoint and retain, at the Ceding Company’s expense, a professional third party administrator that is acceptable to the Reinsurer and has appropriate experience in the administration of annuity reinsurance claims (a “Substitute Administrator”) to perform such administration obligations on behalf of the Ceding Company; provided that the Reinsurer shall have obtained the prior written unanimous approval of all Third-Party Reinsurers of the appointment and retention of the Substitute Administrator. Any Substitute Administrator shall provide written evidence that it has obtained (and maintains in force) errors & omissions insurance policies with insurance coverage of at least [Redacted].

Section 10.02 Record-Keeping.

(a)        Each of the Ceding Company and Reinsurer shall maintain all records and correspondence for services performed by such party hereunder relating to the Reinsured Policies in accordance with industry standards of insurance record- keeping. In addition, such records shall be made available for examination, audit, and inspection by the other party, or the department of insurance of any jurisdiction within which either the Ceding Company or the Reinsurer operates. The Ceding Company and the Reinsurer further agree that in the event of the termination of this Agreement, any such records in the possession of the Reinsurer shall promptly be duplicated and forwarded to the Ceding Company unless otherwise instructed.

(b)        The Ceding Company shall establish and maintain an adequate system of internal controls and procedures for financial reporting relating to the Reinsured Policies and the Accounts, including associated documentation, and shall make such documentation available for examination and inspection by the Reinsurer. All reports provided by the Ceding Company pursuant to Article VII shall be prepared in accordance with such system and procedures and shall be consistent with the Ceding Company’s books and records.

ARTICLE XI

TERM AND TERMINATION

Section 11.01 Duration of Agreement. This Agreement shall continue in force until:

(a)        Such time as the Ceding Company has no further liabilities or obligations with respect to the Reinsured Liabilities;

(b)        Such time as this Agreement is terminated as to new business as set forth in

Schedule V; or

(c)        The Agreement is terminated by mutual agreement of the parties.

Section 11.02 Recapture.

(a)        Neither party shall be permitted to cause a recapture of the Reinsured Policies except in accordance with this Section 11.02. For the avoidance of doubt, neither party shall be permitted to cause a partial recapture of the Reinsured Policies pursuant to this Section

11.02 other than as set out in Section 11.02(c).

(b)        Recapture for Non-Payment. Either party may cause the Reinsured Policies to be recaptured in full and this Agreement to be terminated as to all Reinsured Policies if the other party fails to pay any amounts due under this Agreement within thirty (30) calendar days following written notice of non-payment from the non-defaulting party.

(c)        Recapture of Renewals. In the event that this Agreement has been terminated with respect to new business under Section 11.01(b), the Ceding Company may recapture any Reinsured Policy under this Agreement that is either subject to a renewal under its terms for MYGAs (starting on the 10th anniversary of each MYGA policy) or out of its surrender charge period for FIAs; provided the Ceding Company must provide notice to the Reinsurer no later than ten (10) Business Days prior to the maturity date of each such Reinsured Policy. If the Ceding Company so elects to recapture, it must recapture all future renewed Reinsured Policies.

(d)        Recapture by Ceding Company for Other Material Breach. In addition to all of the other recapture rights set forth in this Agreement, the Ceding Company may terminate this Agreement and recapture all of the Reinsured Policies, if:

(i)         the Reinsurer ceases doing business;

(ii)        the Reinsurer fails to be authorized for reinsurance in its country of domicile;

(iii)      the Reinsurer (A) is held guilty or liable for fraud, embezzlement, or other intentional wrongful acts or (B) is found by a Governmental Entity after exhaustion or cessation of all avenues of appeal and review to have violated a material regulatory requirement imposed by the insurance supervisory authority in its country of domicile;

(iv)       the Reinsurer fails to make any payment, funding or contribution required hereunder (including a failure to make a Reinsurer Top-Up Payment) within the cure period specified in Section 7.03(c); or

(v)        the Ceding Company does not receive full credit for reinsurance of the Reinsured Liabilities in its state of domicile.

(e)        Recapture for Insolvency of Reinsurer. The Ceding Company may terminate this Agreement and recapture all of the Reinsured Policies in the event that the Reinsurer becomes insolvent (as set forth in Article XIV) by promptly providing the Reinsurer or its Authorized Representative with written notice of recapture, to be effective as of the date on which the Reinsurer’s insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the termination of this Agreement shall not apply under such circumstances.

Section 11.03 Recapture Payment.

(a)        In the event the Reinsured Policies are recaptured in full (including if this Agreement is rejected by any liquidator, receiver, rehabilitator, trustee or similar Person acting on behalf of the Ceding Company (a “Receiver”)), a net accounting and settlement as to any balance due under this Agreement shall be undertaken by the Ceding Company which calculations shall be as of the Recapture Effective Date in an amount equal to the net result of the following, in each case calculated as of the Recapture Effective Date (the “Recapture Payment”):

(i)         the net amount due to the Ceding Company or the Reinsurer, as applicable, pursuant to Sections 7.03(a) and (b); and

(ii)        if the Ceding Company is electing to recapture solely pursuant to Section 11.02(d)(v) and there is no basis to recapture under Section 11.02(b) or clauses (i), (ii), (iii) or (iv) of Section 11.02(d), an amount payable to the Reinsurer equal to the aggregate amount of Ceding Commissions paid by the Reinsurer that are unearned by the Ceding Company as of the Recapture Effective Date, where Ceding Commissions shall be considered earned on a straight-line basis and considered fully earned on the scheduled maturity date of the applicable Reinsured Policy (or renewal thereof, if applicable).

(b)        Within ten (10) Business Days following the later of the Recapture Effective Date or becoming aware that a recapture event has occurred, the Ceding Company shall deliver to the Reinsurer a final Monthly Accounting Report starting as of the prior Monthly Accounting Report and ending on the Recapture Effective Date together with the amount calculated pursuant to clause (ii) of the preceding sentence (as applicable) (the “Terminal Accounting Report”), and all amounts required to be paid in connection with the final settlement (including all Account Adjustments and Reinsurer Top-Up Payments) set forth in such Terminal Accounting Report shall be paid in accordance with Section 7.03 as if the Recapture Effective Date were the end of the month. In addition to all amounts required to be paid in connection with the final settlement, the Reinsurer shall pay an amount equal to the Accounts Required Reserves to the Ceding Company, such payment to be effectuated by the Ceding Company retaining assets in the Accounts with an aggregate Statutory Carrying Value equal to the Accounts Required Reserves. Following the making of all payments required to be made by the Reinsurer hereunder (including any Account Adjustments and/or Reinsurer Top-Up Payments and the payment of the Accounts Required Reserves to the Ceding Company) any remaining assets in the Accounts or the Trust Account shall be delivered to one or more accounts as directed by the Reinsurer.

(c)        Either party’s right to terminate the reinsurance provided hereunder will not prejudice its right to collect amounts owed to it hereunder, including applicable interest as specified in Section 17.02, for the period during which such reinsurance was in force, through and including any notice period.

(d)        In the event of a renewal recapture under Section 11.02(c), the Reinsured Liability with respect to such Reinsured Policy shall be extinguished upon the Reinsurer’s settlement of those items in Section 7.03 and the payment of the Quota Share of the Net Statutory Reserves with respect to the recaptured policy (such payment to be effectuated by the Ceding

Company retaining assets in the Accounts with an aggregate book value equal to the Net Statutory Reserves), and in each case, solely related to such Reinsured Policy.

(e)        For the avoidance of doubt, in the event this Agreement terminates for new business pursuant to Section 11.01 Reinsurer shall remain liable for the Reinsured Policies ceded hereunder in accordance with the terms of this Agreement. Reinsurer shall not be liable for any risks arising after the recapture date of any recaptured Reinsured Policies as provided for in Section 11.02.

Section 11.04 Survival. All provisions of this Agreement will survive any termination of this Agreement and recapture of the Reinsured Policies to the extent necessary to carry out the purpose of this Agreement.

ARTICLE XII
ERRORS AND OMISSIONS

Section 12.01 Errors and Omissions. Any unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of an oversight or clerical error relating to the administration of reinsurance by either party will not constitute a breach of this Agreement; provided, that, upon discovery, the error shall be promptly corrected so that both parties are restored to the position they would have occupied had the oversight or clerical error not occurred. In the event a payment is corrected, the party receiving the payment shall be entitled to interest in accordance with Section 17.02. Should it not be possible to restore both parties to this position, the party responsible for the oversight or clerical error will be responsible for any resulting liabilities and expenses.

ARTICLE XIII
DISPUTE RESOLUTION

Section 13.01 Negotiation.

(a)        Within fifteen (15) calendar days after the Reinsurer or the Ceding Company has given the other party written notification of a specific dispute arising out of or relating to this Agreement, each party will appoint a designated officer of its company to attempt to resolve such dispute. The officers will meet at a mutually agreeable time and location as soon as reasonably possible and as often as reasonably necessary in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. Any such meetings may be held by telephone or video conference. The officers will discuss the matter in dispute and will negotiate in good faith without the necessity of formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored.  The specific format for such discussions will be decided by the designated officers.

(b)        If the officers cannot resolve the dispute within thirty (30) calendar days of their first meeting, the dispute will be submitted to formal arbitration pursuant to Section 13.02, unless the parties agree in writing to extend the negotiation period for an additional thirty (30) calendar days.

Section 13.02 Arbitration; Waiver of Trial by Jury.

(a)        It is the intention of the Reinsurer and the Ceding Company that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. If the Reinsurer and the Ceding Company cannot mutually resolve a dispute that arises out of or relates to this Agreement, including the validity of this Agreement, and the dispute cannot be resolved through the negotiation process, then the dispute will be finally settled by arbitration in accordance with the provisions of this Section 13.02.

(b)        To initiate arbitration, either the Ceding Company or the Reinsurer will notify the other party by certified mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought.

(c)        Any arbitration pursuant to this Section 13.02 will be conducted before a panel of three (3) arbitrators who will be current or former officers of life insurance or reinsurance companies other than officers or directors of the parties to this Agreement, their Affiliates or subsidiaries, or other professionals with experience in life insurance or reinsurance; provided, that such professionals shall not have performed services for either party or its Affiliates within the previous three (3) years. Each of the arbitrators will be familiar with the prevailing customs and practices for reinsurance in the life insurance and reinsurance industry in the United States. Each of the parties will appoint one arbitrator and the two (2) so appointed will select the third arbitrator who shall be independent and impartial. If either party refuses or fails to appoint an arbitrator within sixty (60) calendar days after the other party has given written notice to such party of its arbitrator appointment, the party that has given notice may appoint the second arbitrator. If the two (2) arbitrators do not agree on a third arbitrator within thirty (30) calendar days of the appointment of the second arbitrator, then the third arbitrator shall be selected by the ARIAS-U.S. Umpire Selection Procedure (available at www.ARIAS-US.org), subject to the arbitrator qualification requirements of this paragraph.

(d)        Each arbitration hearing under this Agreement will be held on the date set by the arbitrators at a mutually agreed upon location.  In no event will this date be later than six (6)  months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. Notwithstanding Section 17.17, the arbitration and this Section 13.02 shall be governed by Title 9 (Arbitration) of the United States Code.

(e)        The arbitrators will base their decision on the terms and conditions of this Agreement and the customs and practices of the insurance and reinsurance industries rather than on strict interpretation of the law. The decision of the arbitrators will be made by majority rule and will be final and binding on both parties, unless (i) the decision was procured by corruption, fraud or other undue means; (ii) there was evident partiality by an arbitrator or corruption in any of the arbitrators or misconduct prejudicing the rights of any party; or (iii) the arbitrators exceeded their powers. Subject to the preceding sentence, neither party may seek judicial review of the decision of the arbitrators. The arbitrators shall enter an award which shall do justice between the parties and the award shall be supported by written opinion. The parties agree that the federal courts in the State of Nebraska, or the State courts of such State, have jurisdiction to hear any matter relating to compelling arbitration or enforcing the judgment of an arbitral panel, and the parties hereby consent to such jurisdiction. Each party hereby waives, to the fullest extent permitted by Law, any objection it may now or hereafter have to the laying of such venue, or any claim that a proceeding has been brought in an inconvenient forum. In addition, the Ceding Company and the Reinsurer hereby consent to service of process out of such courts at the addresses set forth in Section 17.06.

(f)        Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees.  The parties will jointly bear the expense of the third arbitrator.

(g)        Waiver of Trial by Jury. THE REINSURER AND THE CEDING COMPANY HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

ARTICLE XIV

INSOLVENCY

Section 14.01 Insolvency.

(a)        A party to this Agreement will be deemed “insolvent” when it:

(i)         applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (the “Authorized Representative”) of its properties or assets;

(ii)        is adjudicated as bankrupt or insolvent;

(iii)      files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, rehabilitation, conservation or similar Law;

(iv)       becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

(v)        In the event of the insolvency of either party, the rights or remedies of this Agreement will remain in full force and effect.

(b)        Insolvency of the Ceding Company. In the event of the insolvency, liquidation or rehabilitation of the Ceding Company or the appointment of a liquidator, receiver or statutory successor of the Ceding Company, the reinsurance coverage provided hereunder shall be payable by the Reinsurer directly to the Ceding Company or to its liquidator, receiver or statutory successor except (1) when the contract or other written agreement specifically provides another payee of such reinsurance in the event of the insolvency of the ceding insurer or (2) when the assuming insurer, with the consent of the direct insured, has assumed such policy obligations of the ceding insurer as direct obligations of the assuming insurer to the payees under such policies and in substitution for the obligations of the ceding insurer to such payees, on the basis of the liability of the Ceding Company for the Reinsured Liabilities without diminution because of such insolvency, liquidation, rehabilitation or appointment or because such liquidator, receiver or statutory successor has failed to pay any claims or any portion thereof. In any such event, the reinsurance being provided hereunder shall be payable immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the Ceding Company by any court of competent jurisdiction or by any liquidator, receiver or statutory successor. In any such event, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of each claim against the Ceding Company with respect to such Reinsured Liabilities within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of any such claims, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding in which such claim is to be adjudicated any defense or defenses that the Reinsurer may reasonably deem available to the Ceding Company or its liquidator, receiver or statutory successor. For the avoidance of doubt, the Reinsurer will be liable only for benefits reinsured as benefits become due under the terms of the Reinsured Policies and will not be or become liable for any amounts or reserves to be held by the Ceding Company as to the Reinsured Policies or for any damages or payments resulting from the termination or restructuring of the Reinsured Policies, in each case, that are not otherwise expressly covered by this Agreement.

ARTICLE XV

TAXES

Section 15.01 Taxes. No taxes, allowances, or other expenses will be paid by the Reinsurer to the Ceding Company for any Reinsured Policy, except as specifically referred to in this Agreement.

Section 15.02 DAC Tax Election.

(a)        The Ceding Company and the Reinsurer agree to elect, pursuant to U.S. Treasury Regulations Section 1.848-2(g)(8), to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code (the "DAC Tax Election").

(b)        This DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect, and each party agrees that is will take no action to revoke such DAC Tax Election.

(c)        The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

(d)        The parties agree to sign the DAC Tax Election in the format provided in Schedule VI upon the execution of this Agreement.

(e)        The parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. If requested, the Ceding Company will provide supporting information reasonably requested by the Reinsurer. (The term "net consideration" means "net consideration" as defined in Regulation Section 1.848-2(f)).

(f)        The Ceding Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective, and each year thereafter. Such schedules will identity the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1.8482(g)(8) has been made.

(g)        The Ceding Company and the Reinsurer represent and warrant that each is respectively subject to U.S. taxation under with the provision of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Code.

Section 15.03 US Taxpayer. Both the Ceding Company and the Reinsurer are U.S. taxpayers that are corporations for United States federal income tax purposes and are “United States persons” within the meaning of Section 7701(a)(30) of the Code.

ARTICLE XVI
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 16.01 Representations and Warranties of the Ceding Company. The Ceding Company hereby represents and warrants to the Reinsurer, as of the Effective Date, as follows:

(a)        Organization and Qualification. The Ceding Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nebraska and has all requisite corporate power and authority to operate its business as now conducted, and is duly qualified as a foreign corporation to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for failures to be so qualified or be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement.

(b)        Authorization. The Ceding Company has all requisite corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under, this Agreement. The execution and delivery by the Ceding Company of this Agreement, and the consummation by the Ceding Company of the transactions contemplated by, and the performance by the Ceding Company of its obligations under, this Agreement have been duly authorized by all requisite corporate action on the part of the Ceding Company. This Agreement has been duly executed and delivered by the Ceding Company, and (assuming due authorization, execution and delivery by the Reinsurer) this Agreement constitutes the legal, valid and binding obligation of the Ceding Company, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws relating to or affecting creditors’ rights generally.

(c)        No Conflict. The execution, delivery and performance by the Ceding Company of, and the consummation by the Ceding Company of the transactions contemplated by, this Agreement do not and will not (i) violate or conflict with the organizational documents of the Ceding Company, (ii) conflict with or violate any Law or Permit of any Governmental Entity applicable to the Ceding Company or by which it or its properties or assets is bound or subject, or

(iii)  result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration or cancellation of, any agreement, lease, note, bond, loan or credit agreement, mortgage, indenture or other instrument, obligation or contract of any kind to which the Ceding Company or any of its subsidiaries is a party or by which the Ceding Company or any of its subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (iii), any such conflicts, violations, breaches, loss of contractual benefits, defaults or rights that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement.

(d)        Factual Information Relating to the Reinsured Policies. The information relating to the business reinsured under this Agreement and the Reinsured Policies that was supplied by or on behalf of the Ceding Company to the Reinsurer or any of the Reinsurer’s representatives in connection with this Agreement, including information with respect to the historical practices of the Ceding Company (such information, the “Factual Information”), as of the date supplied (or if later corrected or supplemented prior to the date hereof, as of the date corrected or supplemented), was complete and accurate in all material respects taken as a whole, as of the date of such information, provided that the Ceding Company makes no representation or warranty with respect to any projection, model, methodology, forecasting, analysis, assumption or estimate other than that the projections, models, methodologies, forecasts, analyses, assumptions or estimates on the basis of which such projection, model, methodology, forecasting, analysis, assumption or estimate were prepared (i) are reasonable and (ii) were prepared in good faith and in accordance with sound actuarial principles. The Ceding Company makes no representation or warranty as to the sufficiency or adequacy of any reserves or the future profitability of the Reinsured Policies. Any actuarial data included in the Factual Information was compiled in accordance with generally accepted actuarial principles in all material respects given the intended purpose at the time compiled. The Factual Information was compiled in a commercially reasonable manner given its intended purpose. The Ceding Company is not aware of any omissions, errors, changes or discrepancies that would materially affect the Factual Information since such date of supply, correction or supplement.

(e)        Solvency. The Ceding Company is and will be Solvent on a statutory basis immediately after giving effect to this Agreement. For the purposes of this Section 16.01(e), “Solvent” means that: (i) the aggregate assets of the Ceding Company are greater than the aggregate liabilities of the Ceding Company, in each case determined in accordance with Nebraska SAP; (ii) the Ceding Company does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay such debts and other liabilities as they come due; and (iii) the Ceding Company is not engaged in a business or transaction, and does not contemplate engaging in a business or transaction, for which the Ceding Company’s assets would constitute unreasonably insufficient capital.

(f)        Governmental Licenses. The Ceding Company has all Permits necessary to conduct its business as currently conducted and execute and deliver, and perform its obligations under, this Agreement, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement. All Permits that are material to the conduct of the Ceding Company’s business are valid and in full force and effect.

(g)        Actions. The Ceding Company has not received any notice from any Governmental Entity alleging any violation of any applicable Law by the Ceding Company that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Reinsured Policies or the Ceding Company’s ability to satisfy its obligations hereunder. The Ceding Company is not subject to any pending Action or, to the knowledge of the Ceding Company, any threatened Action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement. There is no outstanding order, decree (including a consent decree), judgment, writ, injunction, directive, decision, award, stipulation, or ruling by or with any Governmental Entity, arbitrator or arbitration board binding upon the Ceding Company, except as would not reasonably be expected to have a material adverse effect on the Reinsured Policies or the Ceding Company’s ability to satisfy its obligations hereunder.

(h)        Accounts. Each Account has been maintained in accordance with applicable Law. No plan of operations with respect to the Accounts was required to be filed and approved by any Governmental Entity.

(i)         Broker Fees. No intermediary, broker or finder has acted directly or indirectly for the Ceding Company, nor has the Ceding Company incurred any obligations to pay any intermediary, brokerage or finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 16.02 Representations and Warranties of the Ceding Company in Respect of the In Force Reinsured Policies. In respect of, and limited to, the In Force Reinsured Policies (if any), the Ceding Company hereby represents and warrants to the Reinsurer, as of the Effective Date, as follows:

(a)        Accuracy of Data. The Ceding Company is not aware of any material errors inaccuracies or discrepancies in respect of the data described in Schedule IX.

(b)        Statutory Reserves. Subject to the next sentence, the Net Statutory Reserves as of the Effective Date (i) have been computed by the Ceding Company for purposes hereof in accordance with generally accepted actuarial principles and practices applicable to the Ceding Company, consistently applied, and are fairly stated in accordance with Nebraska SAP; (ii) are based on actuarial assumptions which produce reserves at least as great as those called for in any In Force Reinsured Policy provision; and (iii) include provision for all actuarial reserves and related statement items which ought to be established by the Ceding Company pursuant to Nebraska SAP, including additional reserves for benefits that may be included in rider provisions. On certain monthly reports, the Ceding Company uses estimates for Net Statutory Reserves, which are adjusted and trued up quarterly based on its actuary’s calculations.

(c)        Form of Contracts. All In Force Reinsured Policies have been issued substantially in the form of one of the specimen policy forms provided to the Reinsurer and listed in Schedule I, without any riders thereto or other deviations therefrom except as expressly disclosed to the Reinsurer in writing. All In Force Reinsured Policies comply with applicable Laws in all material respects, including with respect to applicable rate and form filing requirements under applicable Law.

(d)        Administration. The Ceding Company has administered and provided policy holders and claims servicing with respect to the In Force Reinsured Policies since their respective dates of issuance in a manner consistent in all material respects in accordance with the standards set forth in the second sentence of Section 10.1.

(e)        Compliance with Applicable Law. The Ceding Company has filed all material reports, registrations, filings or submissions required to be filed with any Governmental Entity with respect to the In Force Reinsured Policies or the issuance or administration thereof. All such reports, registrations, filings or submissions were in compliance in all material respects with applicable Law when filed or as amended or supplemented, and no material deficiencies have been asserted by any such Governmental Entity with respect to such registrations, filings or submissions that have not been satisfied or resolved, except in each case as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Reinsured Policies or the Ceding Company’s ability to satisfy its obligations hereunder. The Ceding Company has endeavored in good faith to furnish to the Reinsurer all correspondence with respect to the In Force Reinsured Policies between the Ceding Company and any Governmental Entity, including all state insurance regulatory authorities, regarding any material violations of applicable Law.

(f)        No Governmental Orders or Investigations. There is no investigation or proceeding pending or, to the knowledge of the Ceding Company, threatened by, any Governmental Entity against the Ceding Company with respect to any In Force Reinsured Policies, except as would not reasonably be expected to have a material adverse effect on the Reinsured Policies or the Ceding Company’s ability to satisfy its obligations hereunder.

(g)        Title to Assets. The Ceding Company has good and marketable title to the asset set forth on Schedule III-B, free and clear of all liens.

(h)        Broker Fees. There are no fees or commissions which are unpaid, due and owing to any agent, broker or intermediary in respect of the In Force Reinsured Policies.

Section 16.03 Covenants of the Ceding Company.

(a)        Investigations. To the extent permitted by applicable Law, the Ceding Company shall promptly notify the Reinsurer, in writing, of any and all investigations of the Ceding Company conducted by any Governmental Entity commencing after the date hereof, other than routine State insurance department examinations that do not relate to the business reinsured pursuant to this Agreement or would not otherwise reasonably be expected to adversely affect the performance by the Ceding Company of its obligations under this Agreement.

(b)        Statutory Accounting Principles. The Ceding Company shall prepare its financial statements as required by, and in accordance with, Nebraska SAP in all material respects.

(c)        Existence; Conduct of Business. The Ceding Company shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, Permits and privileges material to the conduct of its business.

(d)        Compliance with Law. The Ceding Company shall comply with all Laws applicable to, and all Permits issued by any Governmental Entity to, the Ceding Company or by which it or its properties or assets is bound or subject, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Ceding Company’s ability to perform its obligations, or on the Reinsurer’s rights or obligations, under this Agreement.

(e)        Governmental Notices. The Ceding Company shall provide the Reinsurer, within five (5) Business Days after receipt thereof, copies of any material written notice or report from any Governmental Entity with respect to the business reinsured under this Agreement and a written summary of any material oral communication with any Governmental Entity with respect to the business reinsured under this Agreement.

(f)        Restrictions on Liens. The Ceding Company shall not create, incur, assume or suffer to exist any material liens on the assets in the ModCo Deposit or the Funds Withheld Account or on any interest therein or the proceeds thereof.

(g)        Reliance. The Ceding Company hereby represents, warrants and covenants that it has not relied, and shall not rely, on any representation, warranty or statement or duty of the Reinsurer other than the representations and warranties contained in Section 16.04 and the covenants contained in Section 16.05 and elsewhere in this Agreement. The Reinsurer makes no representations or warranties in connection herewith other than those contained in Section 16.04, and makes no covenants other than those contained in Section 16.05 and elsewhere in this Agreement.

Section 16.04 Representations and Warranties of the Reinsurer. The Reinsurer hereby represents and warrants to the Ceding Company, as of the Effective Date, as follows:

(a)        Organization and Qualification. (i)The Reinsurer is an incorporated cell of Seneca Reinsurance Company, LLC and (ii) Seneca Reinsurance Company, LLC is a sponsored captive insurance company formed as a limited liability company, in the case of (i) and (ii), validly existing and in good standing under the Laws of Vermont and has all requisite corporate power and authority to operate its business as now conducted, and is duly qualified as a foreign corporation to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for failures to be so qualified or be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.

(b)        Authorization. The Reinsurer has all requisite corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under, this Agreement. The execution and delivery by the Reinsurer of this Agreement, and the consummation by the

Reinsurer of the transactions contemplated by, and the performance by the Reinsurer of its obligations under, this Agreement have been duly authorized by all requisite corporate action on the part of the Reinsurer. This Agreement has been duly executed and delivered by the Reinsurer, and (assuming due authorization, execution and delivery by the Ceding Company) this Agreement constitutes the legal, valid and binding obligation of the Reinsurer, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws relating to or affecting creditors’ rights generally.

(c)        No Conflict. The execution, delivery and performance by the Reinsurer of, and the consummation by the Reinsurer of the transactions contemplated by, this Agreement do not and will not (i) violate or conflict with the organizational documents of the Reinsurer, (ii) conflict with or violate any Law or Permit of any Governmental Entity applicable to the Reinsurer or by which it or its properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration or cancellation of, any agreement, lease, note, bond, loan or credit agreement, mortgage, indenture or other instrument, obligation or contract of any kind to which the Reinsurer or any of its subsidiaries is a party or by which the Reinsurer or any of its subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (iii), any such conflicts, violations, breaches, loss of contractual benefits, defaults or rights that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.

(d)        Solvency. The Reinsurer is and will be Solvent on a statutory basis immediately after giving effect to this Agreement. For the purposes of this Section 16.04(d), “Solvent” means that: (i) the aggregate assets of the Reinsurer are greater than the aggregate liabilities of the Reinsurer, in each case determined in accordance with the laws of the State of Vermont; (ii) the Reinsurer does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay such debts and other liabilities as they come due; and (iii) the Reinsurer is not engaged in a business or transaction, and does not contemplate engaging in a business or transaction, for which the Reinsurer’s assets would constitute unreasonably insufficient capital.

(e)        Governmental Licenses. The Reinsurer has all Permits necessary to conduct its business as currently conducted and execute and deliver, and perform its obligations under, this Agreement, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement. All Permits that are material to the conduct of the Reinsurer’s business are valid and in full force and effect.

(f)        Actions. The Reinsurer has not received any notice from any Governmental Entity alleging any violation of any applicable Law by the Reinsurer that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Reinsurer’s ability to satisfy its obligations hereunder. The Reinsurer is not subject to any pending Action or, to the knowledge of the Reinsurer, any threatened Action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement. There is no outstanding order, decree (including a consent decree), judgment, writ, injunction, directive, decision, award, stipulation, or ruling by or with any Governmental Entity, arbitrator or arbitration board binding upon the Reinsurer, except as would not reasonably be expected to have a material adverse effect on the Reinsured Policies or the Reinsurer’s ability to satisfy its obligations hereunder.

(g)        Broker Fees. No intermediary, broker or finder has acted directly or indirectly for the Reinsurer, nor has the Reinsurer incurred any obligations to pay any intermediary, brokerage or finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 16.05 Covenants of the Reinsurer.

(a)        Investigations. To the extent permitted by applicable Law, the Reinsurer shall promptly notify the Ceding Company, in writing, of any and all investigations of the Reinsurer conducted by any Governmental Entity commencing after the date hereof, other than routine State insurance department examinations that do not relate to the business reinsured pursuant to this Agreement or would not otherwise reasonably be expected to adversely affect the performance by the Reinsurer of its obligations under this Agreement.

(b)        Statutory Accounting Principles. The Reinsurer shall prepare its financial statements as required by, and in accordance with GAAP.

(c)        Existence; Conduct of Business. The Reinsurer shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, Permits and privileges material to the conduct of its business.

(d)        Compliance with Law. The Reinsurer shall comply with all Laws applicable to, and all Permits issued by any Governmental Entity to, the Reinsurer or by which it or its properties or assets is bound or subject, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Reinsurer’s ability to perform its obligations, or on the Ceding Company’s rights or obligations, under this Agreement.

(e)        Governmental Notices. The Reinsurer shall provide the Ceding Company, within five (5) Business Days after receipt thereof, copies of any written notice or report from any Governmental Entity with respect to the business reinsured under this Agreement and a written summary of any material oral communication with any Governmental Entity with respect to the business reinsured under this Agreement.

(f)        Reliance. The Reinsurer hereby represents, warrants and covenants that it has not relied, and shall not rely, on any representation, warranty or statement or duty of the Ceding Company other than the representations and warranties contained in Sections 16.01 and 16.02 and the covenants contained in Section 16.03 and elsewhere in this Agreement. The Ceding Company makes no representations or warranties in connection herewith other than those contained in Sections 16.01 and 16.02, and makes no covenants other than those contained in Section 16.05 and elsewhere in this Agreement.

ARTICLE XVII
MISCELLANEOUS

Section 17.01 Currency. All payments due under this Agreement shall be made in U.S. Dollars.

Section 17.02 Interest. All amounts due and payable by the Ceding Company or the Reinsurer under this Agreement that remain unpaid for more than fifteen (15) calendar days from the date due hereunder will incur interest from the date due hereunder. Except as otherwise set forth in this Agreement, such interest shall accrue at the rate equal to [Redacted] per annum (the “Delayed Payment Rate”).

Section 17.03 Right of Setoff and Recoupment.

(a)        Each of the Ceding Company and the Reinsurer shall have, and may exercise at any time and from time to time, the right to setoff or recoup any balance or balances, whether on account of Reinsurance Premiums, allowances, credits, Reinsured Liabilities or otherwise, due from one party to the other under this Agreement and may setoff or recoup such balance or balances against any balance or balances due to the former from the latter under this Agreement.

(b)        The parties’ setoff rights may be enforced notwithstanding any other provision of this Agreement including the provisions of Article XIV.

Section 17.04 No Third-Party Beneficiaries. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer. The acceptance of risks under this Agreement by the Reinsurer will create no right or legal relation between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy of the Ceding Company. In addition, nothing expressed or implied in this Agreement is intended to or shall confer remedies, obligations or liabilities upon any Person other than the parties hereto and their respective administrators, successors, legal representatives and permitted assigns or relieve or discharge the obligation or liability of any third party to any party to this Agreement.

Section 17.05 Amendment. This Agreement may not be changed or modified or in any way amended except by a written instrument duly executed by the proper officers of both parties to this Agreement, and any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and duly executed by the proper officers of both parties to this Agreement.

Section 17.06 Notices.

(a)        All demands, notices, reports and other communications provided for herein shall be delivered by the following means: (i) hand-delivery; (ii) overnight courier service (e.g., FedEx, Airborne Express, or DHL); (iii) registered or certified U.S. mail, postage prepaid and return receipt requested; or (iv) facsimile transmission or e-mail; provided, that the fax or e-mail is confirmed by delivery using one of the three (3) methods identified in clauses (i) through (iii). All such demands, notices, reports and other communications shall be delivered to the parties as follows:

if to the Ceding Company:

American Life & Security Corp.

2900 S. 70th Street

Suite 400

Lincoln, NE 68506

Attn: Michael Salem and Mike Minnich

Tel: [Redacted]

Email: [Redacted]

if to the Reinsurer:

CL Seneca

Seneca Reinsurance Company, LLC

c/o Amethyst Captive Insurance Solutions

126 College Street, Suite 300

Burlington VT 05401

Email: [Redacted]

Email: [Redacted]

Email: [Redacted]

With a copy to:

[•]

With a copy to the Investment Manager: Crestline Management, L.P.

[•]

(b)        Either party hereto may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this Section 17.06.

(c)        If either party hereto becomes aware of any change in applicable Law restricting the transmission of notices or other information in accordance with the foregoing, such party shall notify the other party hereto of such change in Law and such resulting restriction.

Section 17.07 Consent to Jurisdiction. Subject to the terms and conditions of Article XIII, each party hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any United States court sitting in Nebraska and of any Nebraska state court for purposes of all legal proceedings arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect thereof. In any action, suit or other proceeding, each party hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto also agrees that any final and nonappealable judgment against a party in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Each party hereto agrees that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 17.06, constitute good, proper and sufficient service thereof. This Section 17.07 is not intended to conflict with or override Article XIII.

Section 17.08 Service of Process. The Reinsurer hereby designates the CT Corporation, located at [address to be inserted], as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company. A copy of any such process shall be delivered to the Reinsurer in accordance with Section 17.06. This Section 17.08 is not intended to conflict with or override Article XIII.

Section 17.09 Inspection of Records.

(a)        Upon giving at least five (5) Business Days’ prior written notice, the Reinsurer, or its duly authorized representatives, will have the right to audit, examine and copy, electronically or during regular business hours, at the home office of the Ceding Company, any and all books, records, statements, correspondence, reports, and other documents that relate to the Reinsured Policies, the assets maintained in the Funds Withheld Account, the assets maintained in the ModCo Deposit or this Agreement, subject to the confidentiality provisions contained in this Agreement and preservation of attorney-client privilege . In the event the Reinsurer exercises its inspection rights, the Ceding Company must provide a reasonable work space for such audit, examination or copying, cooperate fully and faithfully, and produce any and all materials reasonably requested to be produced, subject to confidentiality provisions contained in this Agreement. The expenses related to any two (2) such inspections in any calendar year shall be borne by the Ceding Company; provided, that if any breach of this Agreement by the Ceding Company has occurred, the expenses relating to all such inspections shall be borne by the Ceding Company.

(b)        The Reinsurer’s right of access as specified above will survive until all of the Reinsurer’s obligations under this Agreement have terminated or been fully discharged.

Section 17.10 Confidentiality.

(a)        The parties will keep confidential and not disclose or make competitive use of any shared Proprietary Information, as defined below, unless:

(i)         The information becomes publicly available or is obtained other than through unauthorized disclosure by the party seeking to disclose or use such information;

(ii)        The information is independently developed by the recipient; or

(iii)      The disclosure is required by Law; provided, that, if applicable, the party required to make such disclosure will allow the other party to seek an appropriate protective order.

“Proprietary Information” includes, but is not limited to, underwriting manuals and guidelines, applications, policy forms, agent lists and premium rates and allowances of the Reinsurer and the Ceding Company, but shall not include the existence of this Agreement and the identity of the parties. Additionally, Proprietary Information may be shared by either party on a need-to-know basis with its officers, directors, employees, Affiliates, third-party service providers, auditors, consultants or retrocessionaires, or in connection with the dispute process specified in this Agreement.

(b)        Except as embedded in records during an audit as set forth in 17.09, the Ceding Company shall not provide to the Reinsurer, and the Reinsurer shall have no right to access, any Non-Public Personal Information except to the extent (i) necessary for purposes of administration of this Agreement and (ii) requested in writing by a duly authorized representative of the Reinsurer. The Reinsurer and its representatives and service providers will protect the confidentiality and security of Non-Public Personal Information (as defined below) provided to it hereunder by:

(i)         holding all Non-Public Personal Information in strict confidence;

(ii)        maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Non-Public Personal Information; and

(iii)      disclosing and using Non-Public Personal Information received under this Agreement solely for purposes of carrying out the Reinsurer’s obligations under this Agreement, for purposes of retrocession (provided that the retrocessionaire has agreed to maintain the confidentiality of such Non-Public Personal Information to the same extent as the Reinsurer hereunder), or as may be required or permitted by Law, in each case solely to the extent permitted by Law.

“Non-Public Personal Information” is personally identifiable medical, financial, and other personal information about proposed, current and former applicants, policy owners, contract holders, insureds, annuitants, claimants, and beneficiaries of Reinsured Policies or contracts issued by the Ceding Company, and their representatives, that is not publicly available. Non-Public Personal Information does not include de-identified personal data, i.e., information that does not identify, or could not reasonably be associated with, an individual.

Section 17.11 Successors. This Agreement will be binding upon the parties hereto and their respective successors and assigns including any Authorized Representative of either party. Neither party may effect any novation or assignment of this Agreement without the prior written consent of the other party and the Nebraska Department of Insurance.

Section 17.12 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties with respect to the business reinsured hereunder and supersede any and all prior representations, warranties, prior agreements or understandings between the parties pertaining to the subject matter of this Agreement. There are no understandings between the parties other than as expressed in this Agreement and the Schedules and Exhibits hereto. In the event of any express conflict between this Agreement and the Schedules and Exhibits hereto, the Schedules and Exhibits hereto will control.

Section 17.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found by a court or other Governmental Entity of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 17.14 Construction. This Agreement will be construed and administered without regard to authorship and without any presumption or rule of construction in favor of either party. This Agreement is between sophisticated parties, each of which has reviewed this Agreement and is fully knowledgeable about its terms and conditions.

Section 17.15 Non-Waiver. Neither the failure nor any delay on the part of the Ceding Company or the Reinsurer to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No prior transaction or dealing between the parties will establish any custom, usage or precedent waiving or modifying any provision of this Agreement. No waiver shall be effective unless it is in writing and signed by the party granting the waiver.

Section 17.16 Further Assurances. From time to time, as and when requested by a party hereto, the other party hereto shall execute and deliver all such documents and instruments and shall take all actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 17.17 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Nebraska without giving effect to any principles of conflicts of law thereof that are not mandatorily applicable by Law and would permit or require the application of the Laws of another jurisdiction.

Section 17.18 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party. Each party hereto may deliver its signed counterpart of this Agreement to the other party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.  When this

Agreement has been fully executed by the Ceding Company and the Reinsurer, it will become effective as of the Effective Date.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the Effective Date.

AMERICAN LIFE & SECURITY CORP.

By:
Name:
Title:

CL SENECA of SENECA REINSURANCE COMPANY, LLC

By:
Name:
Title:

[Signature Page to Coinsurance Agreement]

Ex-B-1

APPENDIX A-3

Trust Agreement

FILING VERSION

TRUST AGREEMENT

This Trust Agreement (the “Trust Agreement”) is made and entered into as of this [•] day of [•], 2020 among AMERICAN LIFE & SECURITY CORP., a Nebraska- domiciled insurance company (the “Beneficiary”), CL SENECA, an incorporated cell of Seneca Reinsurance Company, LLC, a sponsored captive insurance company formed as a limited liability company under the Laws of Vermont (the “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

A.         The Grantor and the Beneficiary have entered into the reinsurance agreement listed on Exhibit B hereto (the “Reinsurance Agreement”), and the Grantor desires to secure its obligations to the Beneficiary in connection with the Reinsurance Agreement as provided in this Trust Agreement.

B.         The Grantor desires to establish this Trust Agreement for the sole benefit of the Beneficiary.

C.         The Trustee desires to serve as directed trustee in accordance with the terms and conditions set forth in this Trust Agreement.

D.         The Beneficiary and the Grantor acknowledge that the Trustee is not a party to, is not bound by, and has no duties or obligations under, the Reinsurance Agreement, that all references in this Trust Agreement to the Reinsurance Agreement are solely for the benefit of the Beneficiary and the Grantor, and that the Trustee shall have no implied duties beyond the express duties set forth in this Trust Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Beneficiary, the Grantor and the Trustee agree as follows:

1.         Definitions. Unless otherwise provided herein, the following terms shall have the following meanings for all purposes of this Trust Agreement:

“Beneficiary” shall have the meaning specified in the Preamble hereto.

“Business Day” means any day other than a Saturday, a Sunday, any other day on which banking institutions are authorized or required by law to close in New York, New York or the Burlington, Vermont, and any other day on which the Trustee is closed.

“Fair Market Value” means with respect to any asset, and as of any date of determination, the price that would be received in a sale of such asset in accordance with

GAAP accounting at the determination date (the “Price”), determined as: (i) for liquid assets, the Price for such asset as published by a nationally recognized pricing service where such prices are available and (ii) otherwise, the Price for such asset as determined by a qualified independent securities valuation firm, each pricing service or valuation firm to be selected by the Investment Advisor with the consent of the Beneficiary, such consent not to be unreasonably withheld, conditioned or delayed. In the event that the Beneficiary and the Investment Advisor cannot agree on a valuation firm, such valuation firm shall be Houlihan Lokey. The “Fair Market Value” of any asset shall include any accrued but unpaid interest or dividend on such asset. The Trustee is not responsible for the valuation of non-traded (or nonmarket-traded) assets, including but not limited to those valued pursuant to (ii) above.

“Guidelines” means the investment guidelines for the Assets agreed by the Grantor, the Investment Advisor and the Beneficiary in the Trust Investment Management Agreement, dated [•], 2020 between the Grantor and the Investment Advisor. The Beneficiary and the Grantor hereto acknowledge that the Trustee (i) is not a party to, is not bound by, and has no duties or obligations under the Guidelines and that all references in this Trust Agreement to the Guidelines are for the convenience of the Grantor and Beneficiary; (ii) that the Trustee shall be under no duty or responsibility whatsoever to confirm that any investments constitute or continue to be Permitted Investments or are in compliance with the Guidelines, nor shall the Trustee have any duty or obligation whatsoever to monitor asset quality, allocation, diversity, composition, value, returns, restrictions or other characteristics for any reason, including compliance with the Reinsurance Agreement, the Guidelines or any other agreements to which the Beneficiary and Grantor are parties.

“Grantor” shall have the meaning specified in the Preamble hereto.

“Permitted Investments” means (A) cash (United States legal tender), and any depository assets held through DTC or Federal Reserve, including securities Trustee customarily holds through an agent; and (B) any asset that is a permitted asset under applicable law and is permitted under the Guidelines. Depository assets held through Euroclear and Great Britain legal tender may be added as Permitted Investments upon ten days’ written notice from Grantor or the Investment Advisor to the Trustee; no additional consent or agreement from the Beneficiary is required.

“Reinsurance Agreement” shall have the meaning specified in Recital A.

“Statutory Carrying Value” shall mean, with respect to any Asset, as of the relevant date of determination, the carrying value amount permitted to be carried by the Beneficiary as an admitted asset consistent with Nebraska SAP (as defined in the Reinsurance Agreement) in its statutory financial statements.

“Termination Date” means the date this Trust Agreement shall be deemed terminated pursuant to the provisions of Section 8(a) hereof.

2

“Trust Account” means the trust account (and any sub-accounts), created and established with the Trustee pursuant to Section 2(b) hereof.

“Trustee” means Wells Fargo Bank, National Association, or any successor serving as Trustee hereunder in accordance with Section 7(d) hereof.

2.         Deposit of Assets.

(a)  This Trust Agreement has been established for the sole use and benefit of the Beneficiary.

(b)   There is hereby created and established by the Grantor with the Trustee a trust account (the “Trust Account”) into which all assets to be deposited hereunder (the “Assets”) shall be received and held by the Trustee.

(c)  Upon execution of this Trust Agreement, the Grantor shall transfer to the Trustee, for deposit in the Trust Account, the Assets listed on Exhibit A hereto, and may transfer to the Trustee, for deposit to the Trust Account, such other Assets as it may from time to time desire or be required. The Trustee shall not be responsible to monitor, collect or enforce collection of contributions to the Account.

(d)   The Beneficiary shall be permitted from time to time to deliver Assets to the Trustee for deposit into the Trust Account as permitted by Section 7.03(b)(ii) of the Reinsurance Agreement. All Assets delivered by the Beneficiary for deposit into the Trust Account shall be considered deposited on behalf of the Grantor and the Grantor shall be considered the grantor of such Assets for all purposes of this Agreement.

(e)  All Assets deposited with the Trustee shall be held in the Trust Account by the Trustee in a safe place at the Trustee’s offices in The United States of America, including in any book-entry accounts maintained by the Trustee with any Federal Reserve Bank or with any nationally recognized securities depository such as the Depository Trust Company or the Participants Trust Company. Assets may be held in the name of a nominee maintained by the Trustee.

(f)  Upon receipt of any Assets that the Trustee holds in a depository account (i.e., DTC, Federal Reserve System, Euroclear), the Trustee shall determine that the Assets are in such form that the Beneficiary or the Trustee, upon written direction of the Beneficiary may, whenever necessary, negotiate any such Assets, without consent or signature from the Grantor or any other person or entity other than Trustee’s agent. The Grantor covenants and agrees that prior to depositing any Assets with the Trustee, it will have executed assignments, endorsements in blank, or transferred legal title to the Trustee of all shares, obligations or any other Assets requiring assignments, in order that the Beneficiary, or the Trustee upon the written direction of the Beneficiary may whenever necessary negotiate any such Assets without consent or signature from the Grantor or any other entity.

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(g)    The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets held in the Trust Account upon inception of this Trust Agreement and at intervals no less frequent than the end of each calendar quarter thereafter.

3.         Withdrawal of Assets by Beneficiary or Grantor

(a)(i) The Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account upon written notice to the Trustee in the form of Exhibit C (a “Beneficiary Withdrawal Notice”) such Assets as are specified in the Beneficiary Withdrawal Notice; provided that the Beneficiary shall certify in such Beneficiary Withdrawal Notice that one of the conditions specified in Section 7.03(b)(i) of the Reinsurance Agreement which allows the Beneficiary to make a withdrawal request has occurred, that the amount requested to be withdrawn does not exceed the amount permitted to be withdrawn pursuant to such Section 7.03(b)(i), and that concurrently with the delivery of the Beneficiary Withdrawal Notice to the Trustee, the Beneficiary has delivered to the Grantor a complete and accurate copy of the Beneficiary Withdrawal Notice (including all attachments thereto). The concurrent delivery by the Beneficiary of a copy of each Beneficiary Withdrawal Notice to the Grantor is a material inducement for the Grantor to enter into this Agreement. The Beneficiary need present no statement or document in addition to a Beneficiary Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal or any other provision of this Trust Agreement subject to any conditions or qualifications not contained in this Trust Agreement. The Beneficiary hereby covenants to the Grantor that it shall deliver a Beneficiary Withdrawal Notice only in the circumstances permitted by Section 7.03(b)(i) of the Reinsurance Agreement and that the amount requested to be withdrawn thereby shall not exceed the amount permitted to be withdrawn pursuant to such Section 7.03(b)(i).

(a)(ii) The Grantor shall have the right, at any time and from time to time, upon written notice in the form of Exhibit D from the Grantor to the Trustee and the Beneficiary (the “Grantor Withdrawal Notice”) to withdraw Assets to be specified as indicated in such Grantor Withdrawal Notice from the Trust. The Grantor need present no statement or document in addition to a Grantor Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal by the Grantor or any other provision of this Trust Agreement subject to any conditions or qualifications not contained in this Trust Agreement. The Grantor may withdraw the Assets and apply any such amounts withdrawn for any lawful purpose.

(a)(iii) For the convenience of Beneficiary and Grantor (as the case may be), the Exhibits hereto may contain certifications by the Beneficiary for the benefit of Grantor and Grantor for the benefit of Beneficiary pursuant to separate agreements to which the Trustee is not a party. Trustee shall have no duty or responsibility whatsoever with respect to the

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certifications, including but not limited to reviewing the certifications or assessing the need for or sufficiency of the certifications.

(b)  Upon a receipt of a Beneficiary Withdrawal Notice or a Grantor Withdrawal Notice (as the case may be), the Trustee shall take reasonable steps within the ordinary course of its business practices to transfer all right, title and interest in the Assets held in a depository account (i.e., DTC, Federal Reserve, Euroclear) specified in the Beneficiary Withdrawal Notice or Grantor Withdrawal Notice (as the case may be) held in the Trust Account to the Beneficiary or the Grantor (as the case may be); provided, however, that in the case of a Beneficiary Withdrawal Notice the Trustee shall not transfer any Assets prior to the fifth (5th) Business Day after the Trustee’s receipt of such Beneficiary Withdrawal Notice. The Trustee shall be protected in relying upon any Beneficiary Withdrawal Notice or Grantor Withdrawal Notice for such withdrawal.

(c)  The Trustee shall notify the Grantor and the Beneficiary, within ten (10) calendar days, of any withdrawal or distribution of Assets from the Trust Account.

(d)  The Trustee shall have no responsibility to determine whether any Assets withdrawn from the Trust Account have been or will be used and applied as provided in this Trust Agreement.

(e) The Trustee shall not allow any Beneficiary or Grantor withdrawals of Assets from the Trust Account except as provided in this Section 3.

(f) The specifics of withdrawal transactions under this Section 3 and of substitutions under Section 4 shall be provided to Trustee on forms the Trustee provides to the parties for these purposes, which forms may be changed from time to time by the Trustee.

4.         Investment and Substitution of Assets.

(a)  The Trustee shall at the written direction of the Grantor or its designated investment advisor, (or any successor thereto, the “Investment Advisor” or “designated investment advisor” ) invest Assets held in the Trust Account. The Grantor initially designates Crestline Management L.P. as the Investment Advisor hereunder and shall provide the Trustee notice (in the manner prescribed herein) of any substitution of the Investment Advisor. Any deposit or investment directed by the Grantor or its Investment Advisor shall constitute a certification to the Trustee that the assets deposited or to be purchased pursuant to such directions are Permitted Investments in compliance with the Guidelines. However, notwithstanding the foregoing, the Trustee shall be under no duty or responsibility whatsoever to confirm that any investments constitute or continue to be Permitted Investments or are in compliance with the Guidelines, nor shall the Trustee have any duty or obligation whatsoever to monitor asset quality, allocation, diversity, composition, value, returns, restrictions or other characteristics for any reason, including compliance with the Reinsurance Agreement, the Guidelines or any other agreements to which the Beneficiary and Grantor are parties. The Beneficiary and the Grantor

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acknowledge that the Trustee is not providing investment supervision, recommendations, or advice.

(b)   The Trustee shall, at the written direction of the Grantor or its designated investment advisor on a form attached hereto as Exhibit E, accept substitutions of any Assets held in the Trust Account. The Trustee shall not allow any other substitutions of Assets in the Trust Account. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Permitted Investments.

(c)  The Investment Advisor shall have the full and unqualified right to vote any shares of stock held by the Trustee in the Trust Account

(d)   Assets deposited and held in the Trust Account shall be valued according to their current Statutory Carrying Value; provided, however, that if the Beneficiary withdraws any Asset from the Trust Account as permitted by this Trust Agreement, then such Asset, as of the time of withdrawal, shall be valued at its Fair Market Value.

(e)  The Grantor represents and warrants to the Trustee and the Beneficiary that any Assets delivered to the Trustee shall consist only of Permitted Investments, and that it, and its designated investment advisor, shall direct and instruct the Trustee in writing to invest any funds held in the Trust Account only in Permitted Investments.

(f)  The Trustee shall have no responsibility or liability to the Grantor, the Beneficiary, or to any other person or entity for any investment losses resulting from any investment of Assets made in accordance with the terms of this Trust Agreement. Any loss incurred from any investment shall be borne exclusively by the Trust Account.

(g)   The Trustee shall not be responsible for any act or omission, or for the solvency, of any agent or broker.

(h)   The Trustee is authorized and directed to (i) invest money or assets of the Account in any registered investment company to which the Trustee or an affiliate of the Trustee provides services and receives compensation for providing such services as such investment may be directed by Grantor or an agent of Grantor and (ii) invest available cash in the Account, pending disbursement or investment, in a cash management vehicle as designated by the Grantor or an agent of Grantor. The Grantor and Beneficiary understand and agree that cash management vehicles made available by the Trustee may include deposit accounts of the Trustee or an affiliate, and that such deposit vehicles are specifically authorized for use in the Trust Account.

5.         Concerning the Trustee. The Trustee hereby accepts the trusts imposed upon it by this Trust Agreement and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

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(a)        The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied duties or obligations shall be read into this Trust Agreement against the Trustee.

(b)        No provision in this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(c)        The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder either directly or by or through attorneys or agents and shall be entitled to rely on advice of or on an opinion of counsel concerning all matters of trust and its duty hereunder and shall not be liable for any action taken or not taken by it in reliance on such advice or on such opinion of counsel.

(d)         The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution notice, request, consent, certificate, order, entitlement order, affidavit, letter, facsimile transmission, electronic mail or other paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, notice, consent, request, certificate, order, entitlement order, affidavit, letter, facsimile transmission, electronic mail or other paper or document.

(e)        The permissive right of the Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty. The Trustee shall not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Trustee’s negligence, willful misconduct, or lack of good faith or (ii) special, incidental, indirect, punitive, or consequential damages or losses of any kind whatsoever (including without limitation lost profits), whether or not foreseeable, even if the Trustee has been advised of the possibility of such losses or damages and regardless of the form of action.

(f)       The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(g)       The Trustee shall not be accountable for the use or application by the Grantor or the Beneficiary or any other party of any funds or Assets which the Trustee has released in accordance with the terms of this Trust Agreement.

(h)       The Trustee makes no representations as to the validity or sufficiency of the Assets and the Trust Account for any particular purpose and shall incur no responsibility in respect thereof, other than in connection with the duties or obligations assigned to or imposed upon it as provided herein.

(i)         The Trustee shall not be responsible for the perfection, priority or enforceability of any lien or security interest in any of the Assets or in the Trust Account.

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(j)         In accepting the trusts hereby created, the Trustee acts solely as trustee and not in its individual capacity and all persons having any claim against the Trustee arising from this Trust Agreement, shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

(k)        The Trustee shall not be considered in breach of or in default in its obligations hereunder in the event of delay in the performance of such obligations due to unforeseeable causes beyond its control (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility).

(l)         Any corporation or association into which the Trustee may be merged or converted, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its institutional retirement trust business (provided that such company shall be eligible under Section 7(a) hereof) shall be the successor to the Trustee without the execution or filing of any paper or further act.

(m)     The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(n)       Upon reasonable prior written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at the requestor’s expense, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(o)      No provision of this Trust Agreement shall require the Trustee to take any action that in the Trustee’s reasonable judgment would result in any violation of this Trust Agreement or applicable law.

(p)      If, during the administration of the provision of this Trust Agreement, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, then such matter shall be deemed to be conclusively proved and established by a certificate signed by the Beneficiary and the Grantor, and delivered to the Trustee. The Trustee shall not be liable for any action taken, suffered or omitted by it in reliance on such certificate.

(q)    If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Trust Agreement, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee may, at its option, retain the Assets until the Trustee (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Assets, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Assets, in which event the Trustee shall be authorized to disburse the Assets in accordance with such final court order, arbitration decision, or agreement, or

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(i)    files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Trustee shall be relieved of all liability as to the Assets and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Trustee shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

(r)   In the event that any Assets shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Assets, the Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

6.         Fees, Charges and Expenses of Trustee; Indemnification of Trustee.

(a)  The Trustee shall (i) receive fees for its services at rates agreed between the Trustee and the Grantor in a separate written agreement from time to time and (ii) be paid or reimbursed for any expenses (including reasonable fees and expenses of its counsel) incurred in connection with the administration of this Trust Agreement. All such amounts shall be paid by Grantor and may be paid from the Account if not paid by the Grantor within thirty (30) calendar days after Trustee mails a written invoice to Grantor. The fees and charges set forth above for the Trustee’s services will be considered compensation for its ordinary services as contemplated by this Trust Agreement. The Trustee’s compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

(b)   In consideration of the Trustee’s acceptance of this Trust Agreement, or if any controversy arises in connection with it, or if the Trustee renders any service not provided for in this Trust Agreement, the Grantor and the Beneficiary shall, jointly and severally, reimburse the Trustee for its reasonable costs of providing such extraordinary services, reimburse the Trustee for all reasonable costs, attorneys’ fees and expenses occasioned thereby, and indemnify, defend and hold the Trustee (and its directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature arising out of or in connection with this Trust Agreement or with the performance of its duties hereunder, including, among other things, reasonable attorneys’ fees and court costs, except to the extent such loss, liability, damage, cost and expense shall have been finally adjudicated to have been directly caused by the Trustee’s own negligence, willful misconduct or lack of good faith.

(c)  The Trustee shall have a first lien, superior to the interests of any other persons or entities, and shall be entitled to deduct its unpaid fees, non-reimbursed expenses and unsatisfied indemnification, on any funds held in the Account to secure the payment of any amounts owing to it under this Section 6. The Grantor and the

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Beneficiary acknowledge that the rights and indemnities of the Trustee set forth in this Section 6 and Section 7 shall survive the resignation or removal of the Trustee or the termination of this Trust Agreement. The Grantor and Beneficiary agree that the Trustee shall have a continuing lien and security interest in any property then held by the Trustee hereunder and/or for the benefit of Grantor to the extent of any overdraft (daylight or overnight) or indebtedness to Trustee.

7.         Trustee Qualifications, Resignation and Removal.

(a)  The Trustee and any successor thereto shall be a member of the Federal Reserve System, or a New York State-chartered bank or trust company. The Trustee shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

(b)   The Trustee may resign upon delivery of a written notice of resignation, effective not less than sixty (60) calendar days after receipt by the Beneficiary and the Grantor of such written notice.

(c)  The Trustee may be removed by the Grantor by delivery to the Trustee and the Beneficiary of written notice of removal, effective not less than sixty (60) calendar days after receipt by the Trustee and the Beneficiary of such written notice.

(d)   No resignation or removal of the Trustee shall be effective hereunder until a successor trustee has been duly appointed and approved by the Beneficiary and the Grantor, all Assets in the Trust Account have been duly transferred to the successor Trustee and all outstanding fees and expenses of the Trustee are paid to the Trustee in full. In the event that the Grantor and the Beneficiary fail to appoint a successor trustee within sixty (60) calendar days following receipt of the Trustee’s notice of resignation, the Trustee may, in its sole discretion and at the expense of the Grantor and the Beneficiary, petition any court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief, and any such resulting appointment shall be binding upon all the parties.

8.         Termination.

(a)  This Trust Agreement may be terminated by the Grantor and the Beneficiary delivering a joint written notice to the Trustee specifying a proposed termination date (the “Termination Date”), which notice shall be delivered to the Trustee not less than forty- five (45) calendar days prior to the proposed Termination Date. Upon receipt of such written notice, the Trustee shall, at least thirty (30) calendar days, but not more than forty-five (45) calendar days, prior to the Termination Date, deliver written notification of such termination to the Grantor and Beneficiary.

(b)   Upon termination of the Trust Agreement, all Assets held in the Trust Account shall be delivered in accordance with the instructions set forth in the joint notice delivered by the Grantor and the Beneficiary.

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9.         Tax-Related Terms.

(a)  Grantor and Beneficiary agree that, for tax reporting purposes, all interest or other income earned from the investment of the Assets in any tax year shall be allocated to Grantor.

(b)  For certain payments made pursuant to this Trust Agreement, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Trust Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Trust Agreement, or any other person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 9(b) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment. As of the date hereof, the Grantor is the owner for U.S. federal income tax purposes of funds in the Trust Account until such funds are released in accordance with the terms hereof.

10.     Written Direction; Notices. If a provision of this Trust Agreement requires that a communication or document be provided to Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Grantor or Beneficiary; provided however, that where this Trust Agreement specifies that direction is to be provided on a specific form (such as in the form of an Exhibit hereto), the direction shall be provided on such form. If this Trust Agreement requires that a communication or document be signed, an electronic signature satisfies that requirement. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender’s name or electronic address appears as part of, or is transmitted with, the electronic record. Trustee will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall Trustee incur any liability in executing instructions from any person or entity authorized to act on behalf of the Grantor or Beneficiary prior to receipt by it of notice of the revocation of the written authority of such person or entity. Notice shall be provided:

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If to Grantor:                                  Seneca Reinsurance Company, LLC

c/o Amethyst Captive Insurance Solutions 126 College Street, Suite 300

Burlington VT 05401

Email: [Redacted]

Email: [Redacted]

Email: [Redacted]

If to Beneficiary:                   American Life & Security Corp.

2900 S. 70th Street Suite 400

Lincoln, NE 68506

Attention: Michael Salem and Mike Minnich Telephone:

Email:[Redacted]

and

[Redacted]

If to Trustee:                         Wells Fargo Bank, National Association 666 Walnut Street

MAC F8200-036

Des Moines, IA 50309 Tel: [Redacted]

Email: [Redacted]

or to such other address as a party to whom notice is to be given has furnished to the other parties in the manner provided above. Payments by the Trustee from the Trust Account shall be sent by mail in the manner set forth above, addressed to Beneficiary in the case of payments to Beneficiary, or Grantor, in the case of payments to Grantor, unless the Trustee is otherwise directed in writing. Payments may also be made by wire transfer pursuant to instructions received in writing by the Trustee.

(b) Grantor and Beneficiary each agree to provide to, and maintain on file with, the Trustee a written certification containing the names and specimen signature of all persons duly authorized by it to sign, communicate and act on its behalf under this Trust Agreement. The Trustee is authorized to follow and rely upon all instructions given by individuals and officers named in such certificates furnished to the Trustee from time to time by the Grantor and the Beneficiary, respectively.

11.       Miscellaneous.

(a)  This Trust Agreement is not subject to any conditions or qualifications outside of this Trust Agreement.

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(b)   This Trust Agreement shall be subject to and governed by the laws of the State of New York.

(c)  Except as otherwise provided herein, neither this Trust Agreement nor any rights or obligations under this Trust Agreement may be assigned, hypothecated or otherwise transferred by any party without the prior written consent of the other parties hereto.

(d)   This Trust Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. The provisions of this Trust Agreement are for the sole benefit of the parties hereto, and their successors and permitted assigns.

(e)  This Trust Agreement may be executed in counterparts, with each counterpart constituting an original and all of such counterparts constituting but one and the same instrument, and facsimile and/or electronic signatures shall be deemed originals. Signatures may be exchanged by facsimile or by an email scanned PDF signature page. Each party agrees that it will be bound by its own facsimiled or PDF-scanned or electronic signature and that it accepts such signatures of the other parties.

(f)  Neither this Trust Agreement nor any provision hereof may be amended, waived or modified without the prior written approval of all of the parties to this Trust Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Trust Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Trust Agreement on one occasion shall not constitute a waiver of the other terms of this Trust Agreement, or of such terms and conditions on any other occasion.

(g)   Any provision of this Trust Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability shall not invalidate or render unenforceable such provision.

(h)   EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS TRUST AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS TRUST AGREEMENT.

[signature page to follow]

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IN WITNESS WHEREOF, the parties have caused this Trust Agreement to be executed as of the date first written above.

GRANTOR

CL SENECA of SENECA REINSURANCE COMPANY, LLC

By:
Name:
Title:

BENEFICIARY

AMERICAN LIFE & SECURITY CORP.

By:
Name:
Title:

TRUSTEE

WELLS FARGO BANK, NATIONAL
ASSOCIATION, solely in its capacity as trustee hereunder

By:
Name:
Title:

Signature Page to Trust Agreement

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EXHIBIT A

LIST OF INITIAL ASSETS TO BE DEPOSITED

USD $[•]

15

EXHIBIT B

Funds Withheld Coinsurance and Modified Coinsurance Agreement (MYGA and FIA Business) between Grantor and American Life & Security Corp. with an effective date as of [•], 2020

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EXHIBIT C

Form of Beneficiary Withdrawal Notice

[DATE]

American Life & Security Corp.

2900 S. 70th Street Suite 400

Lincoln, NE 68506

Wells Fargo Bank, National Association (the “Trustee”)

666 Walnut Street MAC F8200-036

Des Moines, IA 50309 Attention: Matthew Dwenger

With a concurrent copy delivered to:

Seneca Reinsurance Company, LLC

c/o Amethyst Captive Insurance Solutions 126 College Street, Suite 300

Burlington VT 05401

Email: [Redacted]

Email: [Redacted]

Email: [Redacted]

Dear sirs:

Reference is made to the Trust Agreement, dated as of [•], 2020, by and among American Life & Security Corp., CL Seneca, an incorporated cell of Seneca Reinsurance Company, LLC, and Wells Fargo Bank, National Association (the “Trust Agreement”). Capitalized terms used in this letter and not defined have the meaning set forth in the Trust Agreement.

This is a Beneficiary Withdrawal Notice.

The Beneficiary hereby exercises its right to make a withdrawal from the Trust Account in the amount of: [USD      ]The specifics of the withdrawal appear on the appropriate form(s) provided for this purpose.

The Trustee is instructed to transfer the Assets specified in this Beneficiary Withdrawal Notice immediately upon receipt of this Beneficiary Withdrawal Notice.

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The Trustee is instructed to deliver the following Assets to Account No. [ ][Note to draft: insert account number/wire instructions for Funds Withheld Account]: [insert description of Assets, or state “None”].

The Trustee is instructed to deliver the following Assets to Account No. [ ][Note to draft: insert account number/wire instructions for Modco Account]: [insert description of Assets, or state “None”].

The Beneficiary hereby certifies that (i) the withdrawal requested by this Beneficiary Withdrawal Notice is permitted by Section 3(a)(i) of the Trust Agreement, (ii) one of the conditions specified in Section 7.03(b)(i) of the Reinsurance Agreement which allows the Beneficiary to make a withdrawal request has occurred, (iii) that the amount requested to be withdrawn hereby does not exceed the amount permitted to be withdrawn pursuant to such Section 7.03(b)(i), and (iv) concurrently with the delivery of this Beneficiary Withdrawal Notice to the Trustee, the Beneficiary has delivered to the Grantor a complete and accurate copy of this Beneficiary Withdrawal Notice (including all attachments hereto).

For the convenience of Beneficiary and Grantor, this Beneficiary Withdrawal Notice contains certifications by the Beneficiary to Grantor pursuant to separate agreements to which the Trustee is not a party. Trustee shall have no duty or responsibility whatsoever with respect to the certifications, including but not limited to reviewing the certifications or assessing the accuracy, need for or sufficiency of the certifications.

Sincerely,

American Life & Security Corp.

By:
Name:	Title:

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EXHIBIT D

Form of Grantor Withdrawal Notice

[DATE]

CL Seneca

Seneca Reinsurance Company, LLC c/o Amethyst Captive Insurance Solutions

126 College Street, Suite 300

Burlington VT 05401

Email: [Redacted]

Email: [Redacted]

Email: [Redacted]

Wells Fargo Bank, National Association (the “Trustee”)

666 Walnut Street MAC F8200-036

Des Moines, IA 50309 Attention: Matthew Dwenger

To the Trustee:

Reference is made to the Trust Agreement, dated as of [•], 2020, by and among American Life & Security Corp., CL Seneca, an incorporated cell of Seneca Reinsurance Company, LLC, and Wells Fargo Bank, National Association (the “Trust Agreement”). Capitalized terms used in this letter and not defined have the meaning set forth in the Trust Agreement.

This is a Grantor Withdrawal Notice.

Each of the undersigned certifies that he or she is an authorized representative of Grantor or Beneficiary, as applicable, with full power and authority to execute this Grantor Withdrawal Notice.

Grantor hereby requests a withdrawal from the Trust Account in the amount of: [USD

]

The specifics of the withdrawal appear on the appropriate form(s) provided for this purpose.

The Beneficiary consents, accepts and agrees to the withdrawal.

Sincerely,

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CL Seneca of Seneca Reinsurance Company, LLC

By:
Name:
Title:

AGREED AND ACCEPTED:

American Life & Security Corp.

By:
Name:
Title:

20

EXHIBIT E

Form of Investment Substitution Notice

[DATE]

Crestline Management L.P.

[•]

Wells Fargo Bank, National Association

(the “Trustee”)

666 Walnut Street, MAC F8200-036
Des Moines, IA 50309

Attention: Matthew Dwenger

To the Trustee:

Reference is made to the Trust Agreement, dated as of [•], 2020, by and among American Life & Security Corp., CL Seneca, an incorporated cell of Seneca Reinsurance Company, LLC, and Wells Fargo Bank, National Association (the “Trust Agreement”). Capitalized terms used in this letter and not defined have the meaning set forth in the Trust Agreement.

The Investment Advisor hereby directs the following asset to be acquired: [See Attached Trade Ticket]

The Investment Advisor hereby requests the following asset to be sold. [See Attached Trade Ticket]

The specifics of the withdrawal appear on the appropriate form(s) provided for this purpose.

The Investment Advisor certifies on behalf of itself and the Grantor that the acquisition / sale above complies with the Guidelines.

Sincerely,

Crestline Management L.P.

By:_                                                     Name:                       Title:

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APPENDIX A-4

Investment Management Agreement

APPENDIX A-5

Trust Investment Management Agreement